UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _____ )

Filed by the Registrant     ☑

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to § 240.14a-12

TRIZEC PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑     No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐     Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

Corporate Headquarters 10 S. Riverside Plaza, Suite 1100 Chicago, Illinois 60606	(312) 798-6000 tel (312) 466-0185 fax www.trz.com
April 7, 2006
Dear Stockholder:
        It is a pleasure to invite you to the 2006 annual meeting of stockholders of Trizec Properties, Inc. to be held at The Ritz Carlton, 160 East Pearson Street, The Versailles Suite, Chicago, Illinois 60611, on Thursday, May 18, 2006 at 10:00 a.m., local time.
        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. At the meeting, we also will briefly report on the operations of Trizec during the past year and our plans for the future. Directors and officers of Trizec, as well as representatives from our independent registered public accounting firm, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.
        Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible. You may be able to vote your shares through the Internet or by using a toll-free telephone number. Please review the instructions on the accompanying proxy card regarding each of these voting options. Alternatively, you may vote your shares by marking your votes on the accompanying proxy card, signing and dating it, and mailing it in the envelope provided.

Sincerely,

Peter Munk
Chairman of the Board of Directors

TRIZEC PROPERTIES, INC.
10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006
        You are cordially invited to attend the 2006 annual meeting of stockholders of Trizec Properties, Inc. to be held at The Ritz Carlton, 160 East Pearson Street, The Versailles Suite, Chicago, Illinois 60611, on Thursday, May 18, 2006 at 10:00 a.m., local time, for the following purposes:

1.	To elect eight directors to serve until the 2007 annual meeting of stockholders;

2.	To approve the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan;

3.	To ratify the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	To consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements of the meeting.
        Only stockholders of record at the close of business on March 20, 2006 are entitled to vote at the 2006 annual meeting or any adjournments or postponements of the meeting.
        Whether or not you plan to attend the annual meeting in person, please take part in our affairs by voting your shares. You may be able to vote your shares through the Internet or by using a toll-free telephone number. Please review the instructions on the accompanying proxy card regarding each of these voting options. Alternatively, you may vote your shares by marking your votes on the accompanying proxy card, signing and dating it, and mailing it in the envelope provided.

By Order of the Board of Directors,

Ted R. Jadwin
Senior Vice President, General Counsel and
Corporate Secretary
Chicago, Illinois
April 7, 2006

i

ii

TRIZEC PROPERTIES, INC.
10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006
        We are first sending this proxy statement and the accompanying proxy card to our stockholders on or about April 10, 2006 in connection with the solicitation of proxies by the board of directors of Trizec Properties, Inc. on behalf of Trizec Properties, Inc. for use at the 2006 annual meeting of stockholders to be held on Thursday, May 18, 2006 at 10:00 a.m., local time, at The Ritz Carlton, 160 East Pearson Street, The Versailles Suite, Chicago, Illinois 60611 or at any postponement or adjournment of the meeting. When used in this proxy statement, the terms “we,” “us,” “our,” “Trizec,” “our company” and “the company” refer to Trizec Properties, Inc. and its subsidiaries.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
        At the annual meeting, you will be asked:

•	to elect eight directors to serve until the 2007 annual meeting of stockholders;

•	to approve the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan;

•	to ratify the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	to consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements thereof.
Who is entitled to vote at the annual meeting?
        Holders of record of our common stock at the close of business on March 20, 2006 are entitled to receive notice of, and vote at, the meeting. Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on. On March 20, 2006, we had 157,076,138 shares of common stock outstanding.
        In addition, the sole holder of record of our special voting stock is entitled to vote with our common stockholders at the annual meeting for the election of directors. The special voting stock was issued to the Hungarian subsidiary of Trizec Canada Inc., which directly and indirectly owned approximately 38.5% of our outstanding common stock as of March 20, 2006, in connection with our corporate reorganization in May 2002. Mr. Peter Munk, the Chairman of our board of directors, is the Chief Executive Officer and Chairman of the board of directors of, and owns substantially all of the multiple voting shares in, Trizec Canada Inc., which we refer to in this proxy statement as Trizec Canada. We refer you to “Certain Relationships and Related Transactions” below for a description of the May 2002 corporate reorganization.
        Under the terms of our special voting stock, Trizec Canada’s Hungarian subsidiary, as the sole holder of our special voting stock, is entitled to a number of votes such that, when that number of votes is added to the aggregate number of votes that Trizec Canada and its subsidiaries otherwise may cast in the election of our directors in regard to their ownership of our common stock, the total number constitutes a majority of the votes that may be cast in the election of our directors. The holder of our special voting stock is entitled to such votes in the election of our directors only if Trizec Canada and its subsidiaries collectively own at least five percent of our issued and outstanding common stock at the time of the vote. As a result of this special voting right, Trizec Canada and its majority stockholder will have voting control over the election of our directors.

The special voting stock does not entitle its holder to voting rights with respect to any other matters, except as otherwise required by Delaware corporate law. This special voting right will expire on January 1, 2008. On March 20, 2006, there were 100 shares of special voting stock outstanding, all of which were held by Trizec Canada’s Hungarian subsidiary.
What will constitute a quorum at the annual meeting?
        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on March 20, 2006, the record date for the 2006 annual meeting, will constitute a quorum, permitting the stockholders to conduct business at the annual meeting.
        We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting. A broker “non-vote” occurs when a bank or broker holding shares for a beneficial stockholder does not vote on a particular proposal because the bank or broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial stockholder. Broker non-votes will not be considered as entitled to vote with respect to a particular proposal and, therefore, will not affect the outcome of the vote on the election of directors, the approval of the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan, or the ratification of the re-appointment of the independent registered public accounting firm.
How do I vote?
        Voting in person at the meeting. If you hold your shares in your own name as a holder of record and you attend the annual meeting, you may vote in person at the meeting. If you hold your shares through a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to obtain a proxy form from the broker, bank or other nominee that holds your shares of common stock of record.
        Voting by proxy for shares registered directly in the name of the stockholder. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the accompanying proxy card how to vote your shares of common stock by using the Internet website or toll-free telephone number listed on the accompanying proxy card or by signing, dating and mailing the proxy card in the envelope provided. If you vote through the Internet or by telephone, you do not need to return your proxy card.
        Voting by proxy for shares registered in street name. If your shares of common stock are held in street name, you will receive voting instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted. Many brokerage firms and banks have a process for their beneficial holders to vote their shares through the Internet or by telephone. If Internet or telephone voting is unavailable from your broker or bank, you will need to complete and return the accompanying voting instruction card to your broker or bank.
How are proxy card votes counted?
        If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, Timothy H. Callahan and Michael C. Colleran, or either of them, as the persons designated as proxy holders on the proxy card, will vote (a) FOR the election of all nominees for our board of directors named in this proxy statement, (b) FOR the approval of the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan, and (c) FOR the ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. If any other matters properly come before the annual meeting, the designated proxy holders will vote upon such matters as recommended by our board of directors or, if no such recommendation is given, according to their judgment.

What vote is required to approve each proposal?
        Proposal 1 — Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. However, Trizec Canada’s Hungarian subsidiary, as the sole holder of our special voting stock, may impact the voting for the election of our directors. Please see the question above titled “Who is entitled to vote at the annual meeting?”
        Proposal 2 — Approval of the Adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan. The approval of the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on this proposal. A properly executed proxy marked “Abstain” with respect to this proposal will not be voted although it will be considered entitled to vote. Accordingly, an abstention will have the same effect as a vote against the proposal.
        Proposal 3 — Ratification of Re-Appointment of Independent Registered Public Accounting Firm. The ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2006 requires the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on this proposal. A properly executed proxy marked “Abstain” with respect to this proposal will not be voted although it will be considered entitled to vote. Accordingly, an abstention will have the same effect as a vote against the proposal.
        As of March 20, 2006, the record date for the annual meeting, our directors and executive officers beneficially owned or controlled approximately 63,259,150 shares of our common stock, constituting approximately 39.5% of the outstanding shares of our common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.
May I change or revoke my vote?
        Yes. You may change or revoke a previously granted proxy at any time by either (a) submitting a later-dated vote, in person at the annual meeting, through the Internet, by telephone or by mail, or (b) giving written notice prior to the annual meeting to Dennis Fabro, Senior Vice President, Investor Relations, at our executive offices located at 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
        If you hold your shares in street name, then you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the annual meeting if you obtain a proxy form from the broker, bank or other nominee that holds your shares of common stock of record.
Who pays the costs of soliciting proxies?
        We will pay the costs of soliciting proxies from our stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such activities. We will also reimburse brokers, banks and other fiduciaries, custodians and nominees for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.
What if I receive only one set of proxy materials although there are multiple stockholders at my address?
        If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, or by calling 1-800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting us at 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606, attention: Dennis Fabro, Senior Vice President, Investor Relations (telephone number: 312-798-6000).
What other information should I review before voting?
        Our 2005 annual report to stockholders is being mailed to you concurrently with this proxy statement. Although our annual report is not part of the proxy solicitation materials, we recommend that you review our 2005 annual report prior to voting.
How can I receive a copy of Trizec’s annual report on Form 10-K for the year ended December 31, 2005?
        The 2005 annual report to stockholders, which accompanies this proxy statement, includes our annual report on Form 10-K for the year ended December 31, 2005. We filed the 2005 Form 10-K with the Securities and Exchange Commission, or the SEC, on March 14, 2006. You may view our 2005 Form 10-K on our website at www.trz.com or on the website of the SEC at www.sec.gov. In addition, we will provide to you, without charge, a copy of our 2005 Form 10-K upon written request to Dennis Fabro, Senior Vice President, Investor Relations, at our executive offices located at 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606.
Will other matters be voted on at the annual meeting?
        We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in accordance with the best judgment of the proxy holders.
PROPOSAL 1 – ELECTION OF DIRECTORS
Special Voting Stock
        The election of directors may be influenced by our outstanding special voting stock. The special voting stock entitles Trizec Canada’s Hungarian subsidiary, as the current sole holder of our special voting stock, to a number of votes in the election of our directors such that, when that number of votes is added to the aggregate number of votes that Trizec Canada and its subsidiaries otherwise may cast in the election of our directors in regard to their ownership of our common stock, the total number constitutes a majority of the votes that may be cast in the election of our directors. The holder of our special voting stock is entitled to such votes in the election of our directors only if Trizec Canada and its subsidiaries collectively own at least five percent of our issued and outstanding common stock at the time of the vote. As a result of the special voting right, Trizec Canada and its majority stockholder will have voting control over the election of our directors.
Our Board of Directors
        Our board of directors currently consists of eight directors. The board has nominated each of these eight directors for re-election as a director at the 2006 annual meeting. A former director, Stephen R. Volk, resigned from our board effective August 10, 2005, and on February 6, 2006, our board of directors decreased the size of the board from nine to eight as a result of Mr. Volk’s resignation. If re-elected as a director at the annual meeting, each of our nominees will serve a one-year term expiring at our 2007 annual meeting of stockholders and until his successor has been duly elected and qualified or until his death, resignation or retirement.

        Each of the nominees has consented to serve as a director if re-elected for a one-year term. Our board of directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the board of directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by our board of directors. Alternatively, our board of directors may decrease the size of the board. For a discussion on our board’s determination of the independence of our directors and other corporate governance matters, please see the section titled “Director Independence, Corporate Governance and Board Committees” below.
Nominees for Election to our Board of Directors Until Terms Expiring in 2007
        The following table and biographical descriptions set forth certain information, including a brief description of principal occupation for at least the past five years, other directorships of public companies, and age as of March 20, 2006, regarding each of our directors who has been nominated to stand for re-election for a one-year term until the 2007 annual meeting of stockholders.

Name	Age	Position or Title with Trizec

Peter Munk	78	Chairman of the Board of Directors
Timothy H. Callahan	55	President, Chief Executive Officer and Director
L. Jay Cross	53	Director
The Right Honourable Brian Mulroney	67	Director
James J. O’Connor	69	Director
Glenn J. Rufrano	56	Director
Richard M. Thomson	72	Director
Polyvios C. Vintiadis	70	Director
        Peter Munk. Mr. Munk has served as the Chairman of our board of directors since our corporate reorganization in May 2002. Mr. Munk founded our former parent company, TrizecHahn Corporation, and from 1987 through May 2002, served as the Chairman of its board of directors. From June 1996 until January 2001, Mr. Munk also served as the Chief Executive Officer of TrizecHahn Corporation. Mr. Munk founded and is currently the Chairman of the board of directors of Barrick Gold Corporation, a gold mining company. He was also the Chief Executive Officer of Barrick Gold Corporation from its formation in 1984 until 1998. Mr. Munk has been the President and a director of P.M. Capital Inc., a private Canadian company, since its formation in 1992. Mr. Munk has also served as the Chief Executive Officer and Chairman of the board of directors of Trizec Canada since its incorporation in 2002. He also served as Trizec Canada’s President from its incorporation in May 2002 until December 2004.
        Timothy H. Callahan. Mr. Callahan has served as our President, Chief Executive Officer and a member of our board of directors since August 2002. From October 1996 through April 2002, Mr. Callahan was Trustee, President and Chief Executive Officer of Equity Office Properties Trust, a real estate investment trust that became publicly-traded in July 1997. From August 1996 to October 1997, Mr. Callahan served on the board of managers and was the Chief Executive Officer of Equity Office Holdings, L.L.C., and Equity Office Properties, L.L.C., predecessors to Equity Office Properties Trust. From January 1995 to August 1996, Mr. Callahan was the Executive Vice President and Chief Financial Officer of Equity Group Investments (EGI), a private investment group, where he was responsible for coordinating all financing and capital markets activities affecting EGI, including real estate and corporate. From July 1992 to January 1995, Mr. Callahan served as Senior Vice President of EGI. Prior to joining EGI, Mr. Callahan was Vice President of Finance with The Edward J. DeBartolo Corporation in Youngstown, Ohio from June 1990 to July 1992 and Director of Development — Northeast with DeBartolo from June 1988 to June 1990. Before joining DeBartolo, Mr. Callahan served as Senior Vice President at Chemical Realty Corporation, a division of Chemical Bank. During his 14 years at Chemical, he was responsible for all real estate lending activities with clients throughout the Midwest and Mid-Atlantic regions before transferring to the investment banking division, where he was responsible for various real estate investment banking activities.

        L. Jay Cross. Mr. Cross has served as a member of our board of directors since November 2003. Mr. Cross has served as the President of New York Jets LLC, the corporate owner of the New York Jets professional football franchise, since March 2001. From December 1996 to August 2000, Mr. Cross served as President of Business Operations for the National Basketball Association’s Miami Heat franchise. Between August 1994 and August 1996, Mr. Cross served as the Project Director for the development of the Air Canada Centre, home of Toronto’s National Basketball Association and National Hockey League franchises. Mr. Cross held Senior Vice President and Vice President positions with Markborough Properties, Inc. from May 1989 to July 1994. Between October 1985 and April 1989, Mr. Cross served as a General Manager of The Prudential Insurance Company of America in its real estate investment operations.
        The Right Honourable Brian Mulroney. Mr. Mulroney has served as a member of our board of directors since our May 2002 corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation from June 1996 until May 2002. Since August 1993, Mr. Mulroney has been a Senior Partner of Ogilvy Renault LLP, a law firm based in Montreal, Canada. From September 1984 to June 1993, Mr. Mulroney served as the Prime Minister of Canada. Mr. Mulroney serves as a member of the board of directors of Barrick Gold Corporation, Cendant Corporation, Archer-Daniels-Midland Company and Quebecor World Inc.
        James J. O’Connor. Mr. O’Connor has served as a member of our board of directors since November 2003. In addition, Mr. O’Connor serves as a member of the board of directors of Corning Incorporated, Smurfit-Stone Container Corporation and UAL Corporation. Mr. O’Connor joined Commonwealth Edison, a utility company, in 1963. He became its President in 1977, a director in 1978 and its Chairman and Chief Executive Officer in 1980. In 1994, he was also named Chairman and Chief Executive Officer of Unicom Corporation which then became the parent corporation of Commonwealth Edison. He retired from these positions in March 1998.
        Glenn J. Rufrano. Mr. Rufrano has served as a member of our board of directors since our May 2002 corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation from November 1996 until May 2002. In addition, Mr. Rufrano serves as a member of the board of directors of New Plan Excel Realty Trust, Inc., a publicly-traded retail real estate investment trust. Mr. Rufrano joined New Plan Excel Realty Trust, Inc. in February 2000 where he serves as the Chief Executive Officer and as a member of its Investment Committee. From February 2000 to March 2002, Mr. Rufrano also served as President of New Plan Excel Realty Trust, Inc. Mr. Rufrano was a partner in The O’Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O’Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O’Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000.
        Richard M. Thomson. Mr. Thomson has served as a member of our board of directors since our May 2002 corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation from May 1999 until May 2002. Mr. Thomson also serves as a member of the board of directors of Nexen Inc. and The Thomson Corporation. Mr. Thomson served as Chief Executive Officer of The Toronto-Dominion Bank from 1977 to 1997, as its Chairman from 1978 to February 1998 and as a director until March 2004.
        Polyvios C. Vintiadis. Mr. Vintiadis has served as a member of our board of directors since our May 2002 corporate reorganization. Mr. Vintiadis has served as a consultant to Morgens, Waterfall, Vintiadis & Co., a financial services firm based in New York, since 1999, and also serves as a member of its board of directors. Mr. Vintiadis served as a principal and/or consultant of Morgens, Waterfall, Vintiadis & Co. from 1981 until 1999. In addition, Mr. Vintiadis served as the Chairman, President and Chief Executive Officer of Towermarc Corporation, a full service real estate development company, from 1984 to 2001.

Our Recommendation
        Our board of directors recommends that stockholders vote FOR each of the nominees as a director.
Information Regarding Our Executive Officers
        The following table and biographical descriptions set forth certain information, including a brief description of principal occupation for at least the past five years, other directorships of public companies, and age as of March 20, 2006, regarding each of our executive officers, other than Mr. Callahan whose position and background is described above.

Name	Age	Position or Title

Michael C. Colleran	53	Executive Vice President and Chief Financial Officer
Brian K. Lipson	48	Executive Vice President and Chief Investment Officer
William R.C. Tresham	50	Executive Vice President and Chief Operating Officer
Ted R. Jadwin	57	Senior Vice President, General Counsel and Corporate Secretary
        Michael C. Colleran. Mr. Colleran has served as our Executive Vice President and Chief Financial Officer since June 2003. From September 2000 to June 2003, Mr. Colleran served as President of the Colleran Company, a real estate investment banking consulting firm. From 1997 to 2000, Mr. Colleran served as Executive Vice President and Chief Financial Officer of The Davis Companies. Between May 1988 and June 1997, Mr. Colleran served as Executive Vice President and Chief Financial Officer of Miller-Klutznick-Davis-Gray Company, a real estate investment and development company. Before 1988, Mr. Colleran spent fourteen years with KPMG LLP, an international accounting and consulting firm, specializing in the structuring of financial and tax-related transactions for major real estate owners and developers.
        Brian K. Lipson. Mr. Lipson has served as our Executive Vice President and Chief Investment Officer since January 2005. From June 2001 to January 2005, Mr. Lipson was principal and owner of an independent real estate investment and advisory firm. From September 2002 through December 2004, he provided exclusive consulting services to Maguire Partners and, following its initial public offering in June 2003, its successor, Maguire Properties, Inc., a California-based, publicly-traded office real estate investment trust. From March 1997 to June 2001, Mr. Lipson served as Executive Vice President of TrizecHahn Office Properties Ltd., a subsidiary of TrizecHahn Corporation, our former parent company. Prior to joining TrizecHahn Office Properties Ltd., from March 1994 to March 1997, Mr. Lipson served as Principal and Co-Head of Capital Transactions at The Yarmouth Group, Inc., a subsidiary of Lend Lease Corporation, a real estate company that owns, develops, constructs and manages office and retail properties in the U.S., Europe and Asia. From April 1990 to March 1994, he served as Vice President with Equity Assets Management, which later became Equity Office Properties Trust. From February 1985 to April 1990, Mr. Lipson served as Vice President of Strategic Planning for VMS Realty Partners, a real estate investment company. Prior to joining VMS, Mr. Lipson was an attorney in California practicing real estate law.
        William R.C. Tresham. Mr. Tresham has served as our Executive Vice President and Chief Operating Officer since June 2004. He served as our Executive Vice President, Strategy and Operations from February 2003 to June 2004, and served as our Executive Vice President, Six Sigma Initiatives, from February 2002 to February 2003. From May 2000 to February 2002, Mr. Tresham served as Executive Vice President of one of our subsidiaries, Trizec Holdings, LLC. Mr. Tresham served as a Senior Vice President of TrizecHahn Office Properties Ltd., a subsidiary of TrizecHahn Corporation, our former parent company, from 1997 to May 2000 and as its Vice President from 1995 to 1997.
        Ted R. Jadwin. Mr. Jadwin has served as our Senior Vice President and General Counsel since February 2003 and as our Corporate Secretary since July 2003. From 1984 to February 2003, Mr. Jadwin was an equity member of D’Ancona & Pflaum LLC, a law firm in Chicago, Illinois, and an equity partner in its predecessor partnership, D’Ancona & Pflaum.
        There are no family relationships between our directors and executive officers.

DIRECTOR INDEPENDENCE, CORPORATE GOVERNANCE AND BOARD COMMITTEES
Independence of Our Directors
        Under the listing standards of the New York Stock Exchange, or the NYSE, and pursuant to our Corporate Governance Principles, we are required to have and maintain a board with at least a majority of “independent” directors. In addition to setting forth the minimum standards for independence, the NYSE rules require that our board affirmatively determine the independence of each of our directors by determining that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). To assist our board in making determinations of independence, the board adopted categorical standards of independence that are based, in part, on the minimum independence standards established under the NYSE’s listing standards. Under these categorical standards, a director will be considered independent if (a) our board has affirmatively determined that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and (b) during the three years immediately prior to such director’s election:

•	the director has not been an employee of ours and no immediate family member of the director (defined as a parent, spouse, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone, other than an employee of the director, who shares the director’s home) has been an executive officer of ours;

•	neither the director nor any immediate family member has been affiliated with or employed by our present or former auditor;

•	neither the director nor any immediate family member has been part of an interlocking directorate in which an executive officer of ours serves on the compensation committee of another company that concurrently employs the director;

•	neither the director nor any immediate family member has received more than $100,000 in any twelve-month period in direct compensation from us (other than director and committee fees, pension payments or other deferred compensation payments for prior service that are not contingent on continued service); and

•	neither the director nor any immediate family member was an executive officer or an employee of another company that made payments to, or received payments from, us for property or services in an amount which, in any fiscal year during such three-year period, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.
Further, under the categorical standards, the following commercial or charitable relationships will not be considered material relationships that would impair the director’s independence:

•	if the director, an affiliate of the director, or an immediate family member of the director or affiliate, leases office or retail space from us, provided that our Nominating and Corporate Governance Committee has determined that the terms of such lease are not materially different from terms that would have been agreed to with an unrelated third party;

•	if the director is an executive officer of another company that does business with us and the annual sales or services, or purchases from, us are less than 1% of the annual revenues of the company for which the director serves as an executive officer;

•	if the director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which the director serves as an executive officer; or

•	if the director serves as an officer, director or trustee of a not-for-profit educational, civic or charitable organization and our discretionary charitable contributions to such not-for-profit organization are less than 1% of that organization’s total annual charitable receipts.

        In light of the NYSE’s listing standards regarding board independence, our board reviewed the independence status of each of our directors. During this evaluation process, our board reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us, our management and employees. The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under the NYSE’s listing standards.
        As a result of this review, our board affirmatively determined that six of eight directors currently are independent under our Corporate Governance Principles and the NYSE’s listing standards. Our board determined that Messrs. Cross, Mulroney, O’Connor, Rufrano, Thomson and Vintiadis are independent based on the fact that none of them has any relationship with us other than as a director and a holder of our common stock. Mr. Callahan is not independent due to his employment with us as our Chief Executive Officer and President. Mr. Munk is not independent due to, among other reasons, his effective control over our board, as described more fully under “Stock Ownership Information — Controlling Stockholder” below.
Our Code of Ethics and Corporate Governance Principles
        Code of Ethics. Our board has adopted a Code of Business Conduct & Ethics that applies to our directors and to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer.
        Corporate Governance Principles. Our board has adopted Corporate Governance Principles which address a number of topics, including director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management succession, executive sessions of non-management and independent directors, annual board self-evaluations, and various committee matters.
        Where You Can Find These Documents. Our Code of Business Conduct & Ethics and Corporate Governance Principles are available on our website at www.trz.com, under the section titled “Investors — Corporate Governance.” Additionally, we will provide copies of our Code of Business Conduct & Ethics and Corporate Governance Principles, without charge, to any stockholder who sends a written request to Office of the Corporate Secretary, Trizec Properties, Inc., 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. If we waive or amend any provision of the Code of Business Conduct & Ethics for our principal executive officer, principal financial officer or principal accounting officer, we will disclose such waiver or amendment on our website.
Attendance by Our Directors at Board and Committee Meetings During 2005
        During 2005, our board of directors held 14 meetings. Each of our directors attended at least 75% of the aggregate number of meetings held during 2005 by our board of directors and its committees on which he served during his period of service.
Policy on Attendance at Annual Stockholders Meetings by Our Directors
        Each director is expected to attend our annual meetings of stockholders, except where unusual circumstances arise. All of our directors attended the 2005 annual meeting of stockholders, with the exception of Mr. Mulroney who was unable to attend due to illness.
Committees of the Board of Directors
        As permitted by our bylaws, our board of directors has established three standing committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, to assist the board of directors in carrying out its duties and responsibilities. We created the Nominating and Corporate Governance Committee on June 14, 2005 by consolidating our then separate Nominating Committee and Corporate Governance Committee. All members of the committees described below are directors who are independent as that term is defined in the NYSE’s listing standards and as affirmatively determined by our board of directors.

        The following table sets forth the membership of these committees as of March 20, 2006.

Nominating and
Corporate
	Audit	Compensation	Governance
Director	Committee	Committee	Committee

L. Jay Cross	—	M	M
The Right Honourable Brian Mulroney	—	M	M
James J. O’Connor	M	C	—
Glenn J. Rufrano	M	M	C
Richard M. Thomson	C	—	M
Polyvios C. Vintiadis	M	—	—

“C” signifies a chairman and “M” signifies a member.
       The functions performed by these committees are described below.
       Audit Committee
        The principal purposes of the Audit Committee are to assist the board of directors in the oversight of:

•	our financial reporting process, including monitoring the integrity of the financial statements and the qualification, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	our compliance with legal and regulatory requirements; and

•	monitoring the ownership and transfer of our shares for the purpose of ensuring that we achieve and preserve our status as a “domestically-controlled REIT.”
        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and also is responsible for reviewing with our independent registered public accounting firm any issues it has encountered in the scope of its audit work. The Audit Committee also is charged with the tasks of reviewing our financial statements, financial reporting issues and adequacy of internal control over financial reporting with management and our independent registered public accounting firm.
        Pursuant to the charter of the Audit Committee, all of the members of the Audit Committee must meet the independence, experience and financial literacy and expertise requirements of the NYSE’s listing standards, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, and applicable rules and regulations of the SEC, as in effect from time to time. Our board of directors has determined that each of James J. O’Connor, Glenn J. Rufrano, Richard M. Thomson (chairman) and Polyvios C. Vintiadis, comprising all of the members of our Audit Committee, is independent within the meaning of the requirements of the NYSE’s listing standards and Rule 10A-3 under the Exchange Act. Our board of directors also has determined that each of Messrs. Thomson, O’Connor and Rufrano is an audit committee financial expert, as defined by the rules and regulations promulgated by the SEC, and has accounting or related financial management expertise as required by the NYSE’s listing standards. Additionally, each of Messrs. Thomson, O’Connor, Rufrano and Vintiadis is financially literate as required by the NYSE’s listing standards. The Audit Committee held six meetings during 2005.

        Compensation Committee
        The principal purposes of the Compensation Committee are to:

•	assist the board in administering our compensation plans;

•	ensure appropriate compensation and effective incentives for our employees, executive officers, directors, consultants and advisors;

•	review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives and set the CEO’s compensation level based on this evaluation; and

•	review and approve the compensation of our executive officers (other than the CEO), taking into account any recommendations of the CEO.
        The Compensation Committee currently consists of four directors, L. Jay Cross, Brian Mulroney, James J. O’Connor (chairman) and Glenn J. Rufrano, all of whom are independent directors under the requirements of the NYSE’s listing standards as currently in effect, and all members must continue to meet those requirements as in effect from time to time. In addition, all of the members of the Compensation Committee must meet any other legal requirements relevant to the proper administration of our executive compensation program, including requirements under the federal securities laws and the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the IRC. The Compensation Committee held 11 meetings during 2005.
        Nominating and Corporate Governance Committee
        The principal purposes of the Nominating and Corporate Governance Committee are to:

•	select qualified nominees to be elected to the board by stockholders at the annual stockholder meeting;

•	select qualified persons to fill any vacancies on the board;

•	monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies;

•	establish a process for the board and each committee in its annual self-evaluation, including establishing criteria to be used in connection with such self-evaluation; and

•	assist the board in developing, putting into practice, and monitoring a set of corporate governance principles and a code of business conduct and ethics applicable to the company.
        The Nominating and Corporate Governance Committee currently consists of four directors, L. Jay Cross, Brian Mulroney, Glenn J. Rufrano (chairman) and Richard M. Thomson, all of whom are independent directors under the requirements of the NYSE’s listing standards as currently in effect, and all of the members of the Nominating and Corporate Governance Committee must continue to meet those requirements as in effect from time to time. We created the Nominating and Corporate Governance Committee on June 14, 2005 by consolidating the Company’s then separate Nominating Committee and Corporate Governance Committee. During 2005, the Nominating Committee held one meeting, the Corporate Governance Committee held one meeting and the Nominating and Corporate Governance Committee held one meeting.
        The Nominating and Corporate Governance Committee will consider stockholders’ nominees for election as directors at our 2007 annual meeting of stockholders if submitted to us not earlier than January 18, 2007 and not later than March 4, 2007. See “— Director Nomination and Evaluation Process” and “Stockholder Proposals for 2007 Annual Meeting” below.

Where You Can Find Our Board’s Committee Charters
        Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has adopted a written charter, which more fully describes the scope of the respective committee’s duties and responsibilities. Copies of these committee charters are available on our website at www.trz.com, under the section titled “Investors — Corporate Governance.” Additionally, we will provide copies of our board’s committee charters, without charge, to any stockholder who sends a written request to Office of the Corporate Secretary, Trizec Properties, Inc., 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606.
Director Nomination and Evaluation Process
        The Nominating and Corporate Governance Committee has adopted, and our board of directors has ratified, a policy relating to qualification and nomination of directors, including consideration of directors nominated by our stockholders, as further described below.
        Qualifications of Directors. In considering potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s qualifications and credentials. Qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the board of directors. The Nominating and Corporate Governance Committee believes that, at a minimum, candidates for director must possess the following qualifications:

•	high integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform board of director duties;

•	a reputation, both personal and professional, consistent with the image and reputation of Trizec; and

•	an ability to contribute to the effective management of Trizec.
        In addition to these minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other attributes that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular candidate. These factors include:

•	whether the person possesses specific real estate expertise and familiarity with general issues affecting our business;

•	whether the person is financially literate, has accounting or related financial management expertise, or qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•	whether the person would qualify as an “independent” director under the rules of the NYSE and the criteria set forth in our Corporate Governance Principles; and

•	the importance of continuity of the existing composition of the board of directors.
        Process for Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will periodically assess the appropriate size of the board and whether any vacancies on the board are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the board of directors, (c) our management and (d) our stockholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

        Once director candidates have been identified, the Nominating and Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Committee deems necessary or appropriate, including those set forth under “— Qualifications of Directors” above. Qualified prospective candidates will be interviewed by the Chairman of our board, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. The full board will be kept informed of progress. The Nominating and Corporate Governance Committee will use input from such interviews and other information it obtains to evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, it will take appropriate action to elect such candidate to fill a vacancy on the board or seek full board approval of the nomination of the candidate.
        Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating and Corporate Governance Committee based on each director’s satisfaction of the qualifications set forth above and his or her performance as a director during the preceding year.
        The Nominating and Corporate Governance Committee has adopted a policy which provides that candidates submitted by stockholders will be evaluated in the same manner as candidates recommended by other sources, provided that the procedures set forth under “— Stockholder Nominations” below, have been followed. The Nominating and Corporate Governance Committee did not receive any nominations from stockholders for the 2006 annual meeting.
        Stockholder Nominations. As provided in the policy adopted by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will consider nominations submitted by stockholders who comply with the timing, informational and other requirements of our bylaws. Specifically, a stockholder must be a holder of record as of the time notice of a nomination is given and as of the record date for the annual meeting. Such stockholder must be, or his, her, or its representatives must be, present in person at the annual meeting. A stockholder’s notice of nomination is timely if delivered to, or mailed to and received by, our Corporate Secretary at the principal executive offices not less than 75 days nor more than 120 days prior to the one year anniversary date of the prior year’s annual meeting (that is, no earlier than January 18, 2007 and no later than March 4, 2007 for candidates for election at the 2007 annual meeting). If, however, the annual meeting is scheduled to be held on a date more than 30 days before, or 60 days after, that anniversary date, a stockholder’s notice will be timely if delivered to, or mailed and received by, the Corporate Secretary no later than the close of business on the later of (a) the 75th day prior to the scheduled date of the annual meeting or (b) the 15th day following the day on which the public announcement of the date of the annual meeting is first made by Trizec.
        A stockholder’s notice of nomination must include:

•	the name, date of birth, business address and residence address of the candidate;

•	the principal occupation or employment of such person;

•	the class and number of shares of our capital stock that are beneficially owned by the candidate on the date of the notice; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.
        The notice must also include any additional information required by our bylaws or the Nominating and Corporate Governance Committee’s charter, as amended from time to time, and any additional information requested by the Nominating and Corporate Governance Committee.
        The stockholder’s notice shall further set forth the following information as to the stockholder giving such notice:

•	the name and address, as they appear on the stock transfer books, of the stockholder and of the beneficial owners of the capital stock registered in such stockholder’s name, as well as the name and address of other stockholders supporting the nominee(s);

•	the series or class and number of shares of our capital stock which are held of record, beneficially owned, or represented by proxy by the stockholder and any other stockholders supporting such nominee on the date of the notice; and

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
        Once we receive the notice, we will deliver a questionnaire to the candidate which requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information about the candidate that must be disclosed in the proxy statement, if such candidate is nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Corporate Governance Committee.
Executive Sessions of Non-Management Directors and Presiding Independent Director
        Our Corporate Governance Principles require that our non-management directors meet in an executive session at least twice annually without participation by management. Our board of directors has established the position of Presiding Independent Director to preside at these executive sessions, which are intended to promote open discussions among our non-management directors. In addition to presiding over periodic executive sessions of our non-management and independent directors, our Presiding Independent Director’s responsibilities include:

•	consulting with the Chairman of the board with respect to agendas for board meetings;

•	consulting with the board on the selection of committee chairpersons; and

•	generally acting as an intermediary between management and the non-management directors.
        Our independent directors, on an annual basis, select the Presiding Independent Director from among the board’s independent directors. Our independent directors have designated Polyvios C. Vintiadis to serve as Presiding Independent Director for 2006. Mr. Vintiadis also served as Presiding Independent Director for 2004 and 2005.
        During 2005, our non-management directors held five executive sessions. Our Corporate Governance Principles also require that our independent directors meet in an executive session at least twice annually. During 2005, all of our non-management directors were independent and, therefore, the executive sessions of non-management directors were attended solely by independent directors. As a result, our independent directors did not hold any separate executive sessions.
Stockholder and Other Interested Party Communications with Our Board
        To enable our stockholders and interested parties to communicate with our board of directors, we have set up a procedure by which our stockholders and other interested parties may communicate with our board, non-management directors or independent directors as a group or the Presiding Independent Director. If you wish to communicate with our board, non-management directors or independent directors as a group or the Presiding Independent Director, you may do so by mailing a written communication to the attention of: c/o Corporate Secretary, Trizec Properties, Inc., 10 S. Riverside Plaza, Suite 1100, Chicago, Illinois 60606. Stockholders and interested parties should clearly specify in each communication the name of the individual director or group of directors to whom the communication is intended. All written communications sent to any individual director or group of directors will be reviewed by our Corporate Secretary and, if the inquiry or the communication is relevant to, and consistent with, our corporate governance, business operations and business practices and serves a legitimate purpose, it will be forwarded to the board, non-management directors, independent directors or the Presiding Independent Director, as the case may be.

STOCK OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners
        The following table sets forth information with respect to the current beneficial ownership of our voting stock by each person, or group of affiliated persons, who beneficially owns more than 5% of our voting stock. The percentage of class for the common stock is based on 157,076,138 shares of our common stock outstanding as of March 20, 2006. Beneficial ownership is defined in Rule 13d-3 of the Exchange Act. The number of shares beneficially owned is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to us as of March 20, 2006. Except as otherwise noted, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

				Percent
Name and Address		Amount and Nature of		of
of Beneficial Owner	Title of Class	Beneficial Ownership		Class

Peter Munk	Special Voting Stock	100 shares	(1)	100.0%
c/o Trizec Canada	Common Stock	61,169,921 shares	(2)(3)	38.6%
BCE Place, 181 Bay Street Suite 3820, Box 800
Toronto, ON M5J 2T3

Trizec Canada	Special Voting Stock	100 shares	(1)	100.0%
BCE Place, 181 Bay Street	Common Stock	60,819,921 shares	(2)(4)	38.5%
Suite 3820, Box 800
Toronto, ON M5J 2T3

FMR Corp.	Common Stock	12,569,150 shares	(5)	8.0%
82 Devonshire Street
Boston, MA 02109

Barclays Global Investors, NA	Common Stock	9,443,102 shares	(6)	6.0%
45 Fremont Street San Francisco, CA 94105

(1)	Because Peter Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(2)	Because Peter Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(3)	Based on information provided by Mr. Munk as of March 20, 2006, Mr. Munk beneficially owned with shared voting power and shared dispositive power 60,819,921 shares of our common stock that were also beneficially owned by Trizec Canada, which amount included warrants to purchase 897,542 shares of our common stock that are currently exercisable. Additionally, as of March 20, 2006, Mr. Munk beneficially owned with sole voting power and sole dispositive power 350,000 shares of our common stock, which amount represents warrants to purchase 350,000 shares of our common stock that are currently exercisable.
(4)	Based on information provided by Trizec Canada, Trizec Canada beneficially owned with shared voting power and shared dispositive power 59,922,379 shares of our common stock and warrants to purchase 897,542 shares of our common stock that are currently exercisable.
(5)	According to the Schedule 13G/ A filed by FMR Corp., or FMR, and Edward C. Johnson 3d, Chairman of FMR, with the Securities and Exchange Commission, (A) FMR has sole dispositive power with respect to 12,469,050 of the listed shares and sole voting power with respect to 914,100 of the listed shares, (B) Edward C. Johnson 3d has sole dispositive power over 12,469,050 of the listed shares and sole voting power with respect to 914,100 of the listed shares and (c) these shares represented (i) 11,554,950 shares beneficially owned by Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR, as a result of acting as investment advisor to various investment companies, or Funds, (ii) 914,100 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts and (iii) 100,100 shares beneficially owned by Fidelity International Limited, or FIL, a Bermuda joint stock company of which a partnership controlled predominantly by Mr. Johnson and his family members owns shares with the right to cast approximately 38% of the total votes that may be cast by all holders of FIL voting stock. The voting power with respect to the 11,554,950 shares beneficially owned by Fidelity is held by the Funds’ Boards of Trustees. Mr. Johnson and FMR each has sole dispositive power and sole voting power over the 914,100 shares beneficially owned by Fidelity Management Trust Company.
(6)	According to the Schedule 13G filed by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd and Barclays Global Investors Japan Trust and Banking Company Limited, the reporting entities, taken as a whole, had sole voting and sole dispositive power as to 8,984,498 shares and 9,443,102 shares, respectively, and did not have shared power as to any shares. According to the Schedule 13G, (i) Barclays Global Investors, NA has sole voting power with respect to 7,768,906 of the shares and sole dispositive power with respect to 8,213,154 of the shares; (ii) Barclays Global Fund Advisors has sole voting and dispositive power with respect to 650,633 of the shares; (iii) Barclays Global Investors, Ltd has sole voting power with respect to 564,959 of the shares and sole dispositive power with respect to 579,315 of the shares. In the Schedule 13G, the reporting entities do not affirm the existence of a group.

Security Ownership of Management
        The following table sets forth information with respect to the beneficial ownership of our voting stock by:

•	each of our directors, each of our executive officers named under “Compensation of Directors and Executive Officers — Executive Compensation — Summary Compensation Table” below; and

•	all of our directors and executive officers as a group.
        For purposes of the following table, the number of shares of our common stock that is beneficially owned by each of the persons named below represents the aggregate of (a) shares of our common stock such person holds, (b) deferred compensation rights payable to such person in shares of our common stock within 60 days of March 20, 2006, and (c) shares of our common stock that may be issued to such person upon exercise of options or warrants that are exercisable through May 19, 2006, the 60th day from March 20, 2006. The extent to which a person holds shares of our common stock, deferred compensation rights payable in shares of our common stock and options or warrants to purchase our common stock is set forth in the footnotes. As of March 20, 2006, the number of shares of our common stock deemed outstanding was 157,076,138. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

				Percent
Name of Director or		Amount and Nature of		of
Named Executive Officer	Title of Class	Beneficial Ownership(1)		Class(1)

Directors
Peter Munk	Special Voting Stock	100 shares	(2)	100.0%
	Common Stock	61,169,921 shares	(3)	38.6%
Timothy H. Callahan	Common Stock	1,542,159 shares	(4)	1.0%
L. Jay Cross	Common Stock	8,512 shares	(5)	*
Brian Mulroney	Common Stock	49,475 shares	(6)	*
James J. O’Connor	Common Stock	11,651 shares	(7)	*
Glenn J. Rufrano	Common Stock	68,734 shares	(8)	*
Richard M. Thomson	Common Stock	—	(9)	*
Polyvios C. Vintiadis	Common Stock	25,259 shares	(10)	*

				Percent
Name of Director or		Amount and Nature of		of
Named Executive Officer	Title of Class	Beneficial Ownership(1)		Class(1)

Named executive officers
Michael C. Colleran	Common Stock	30,000 shares	(11)	*
Brian K. Lipson	Common Stock	7,662 shares		*
William R.C. Tresham	Common Stock	307,689 shares	(12)	*
Ted R. Jadwin	Common Stock	38,088 shares	(13)	*
Directors and executive officers as a group (12 individuals)	Common Stock	63,259,150 shares	(14)	39.5%

*	Represents less than one percent.

(1)	For the purpose of calculating the percentage of class of voting stock held by a person, shares of our common stock outstanding as of March 20, 2006, together with shares of our common stock that may be issued only to such person upon exercise of options or warrants that are exercisable within 60 days from March 20, 2006 and upon settlement of deferred compensation rights payable in shares of our common stock within 60 days of March 20, 2006, are deemed outstanding, and no other shares of our common stock that may be issued to any other person upon exercise of options or warrants that are exercisable within 60 days from March 20, 2006 or upon settlement of deferred compensation rights payable in shares of our common stock within 60 days of March 20, 2006, are deemed outstanding.
(2)	Because Peter Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(3)	Based on information provided by Mr. Munk as of March 20, 2006, Mr. Munk beneficially owned with shared voting power and shared dispositive power 60,819,921 shares of our common stock that were beneficially owned by Trizec Canada, which amount included warrants to purchase 897,542 shares of our common stock that are currently exercisable. Additionally, as of March 20, 2006, Mr. Munk beneficially owned with sole voting power and sole dispositive power 350,000 shares of our common stock, which amount represents warrants to purchase 350,000 shares of our common stock that are currently exercisable. Because Mr. Munk’s beneficial ownership of Trizec Canada’s multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Exchange Act.
(4)	Includes beneficial ownership of 1,500,000 shares, representing options exercisable for 1,500,000 shares that may be acquired within 60 days of March 20, 2006. Also includes 34,797 shares held by a trust for the benefit of Mr. Callahan, for which Mr. Callahan serves as trustee. Does not include 148,529 shares of common stock underlying restricted stock rights that have vested or will vest within 60 days of March 20, 2006, but for which receipt has been deferred under the Trizec Properties, Inc. Deferred Compensation Plan such that Mr. Callahan could not receive such shares of common stock within 60 days of March 20, 2006 by terminating service with Trizec.
(5)	Includes 8,512 shares of common stock underlying deferred compensation rights credited to the account of Mr. Cross under the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan. The deferred compensation rights are payable solely in shares of our common stock, for which receipt has been deferred such that Mr. Cross could receive the shares within 60 days of March 20, 2006 by terminating service with Trizec.
(6)	Includes beneficial ownership of 49,475 shares, representing options exercisable for 43,225 shares and warrants exercisable for 6,250 shares that may be acquired within 60 days of March 20, 2006. Due to restrictions in our certificate of incorporation that prohibit “non-qualifying U.S. persons” from holding shares of our common stock, Mr. Mulroney, as a Canadian resident, must immediately sell any shares that he acquires upon exercise of such options and warrants. This number does not include 9,688 deferred compensation rights credited to the account of Mr. Mulroney under the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan that are payable to Mr. Mulroney solely in cash, based on the share price of our common stock on the date of payment, in lieu of shares of our common stock.
(7)	Includes 4,432 shares of common stock underlying deferred compensation rights credited to the account of Mr. O’Connor under the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan. The deferred compensation rights are payable solely in shares of our common stock, for which receipt has been deferred such that Mr. O’Connor could receive the shares within 60 days of March 20, 2006 by terminating service with Trizec.

(8)	Includes beneficial ownership of 49,475 shares, representing options exercisable for 43,225 shares and warrants exercisable for 6,250 shares that may be acquired within 60 days of March 20, 2006. Also includes 1,000 shares of common stock held in trust for Mr. Rufrano’s son, for which Mr. Rufrano serves as trustee, and 1,000 shares of common stock held in trust for his daughter, for which Mr. Rufrano serves as trustee. This number also includes 7,259 shares of common stock underlying deferred compensation rights credited to the account of Mr. Rufrano under the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan. The deferred compensation rights are payable solely in shares of our common stock, for which receipt has been deferred such that Mr. Rufrano could receive the shares within 60 days of March 20, 2006 by terminating service with Trizec.
(9)	Does not include 10,688 deferred compensation rights credited to the account of Mr. Thomson under the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan that, due to restrictions in our certificate of incorporation that prohibit “non-qualifying U.S. persons” from holding shares of our common stock, are payable to Mr. Thomson, a Canadian resident, solely in cash, based on the share price of our common stock on the date of payment, in lieu of shares of our common stock.

(10)	Includes 7,259 shares of common stock underlying deferred compensation rights credited to the account of Mr. Vintiadis under the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan. The deferred compensation rights are payable solely in shares of our common stock, for which receipt has been deferred such that Mr. Vintiadis could receive the shares within 60 days of March 20, 2006 by terminating service with Trizec.
(11)	Includes beneficial ownership of 30,000 shares, representing options exercisable for 30,000 shares that may be acquired within 60 days of March 20, 2006. Does not include 32,058 shares of common stock underlying restricted stock rights that have vested or will vest within 60 days of March 20, 2006, but for which receipt has been deferred under the Trizec Properties, Inc. Deferred Compensation Plan such that Mr. Colleran could not receive such shares of common stock within 60 days of March 20, 2006 by terminating service with Trizec.
(12)	Includes beneficial ownership of 221,458 shares, representing options exercisable for 221,458 shares that may be acquired within 60 days of March 20, 2006. Does not include 32,935 shares of common stock underlying restricted stock rights that have vested or will vest within 60 days of March 20, 2006, but for which receipt has been deferred under the Trizec Properties, Inc. Deferred Compensation Plan such that Mr. Tresham could not receive such shares of common stock within 60 days of March 20, 2006 by terminating service with Trizec.
(13)	Includes beneficial ownership of 8,333 shares, representing options exercisable for 8,333 shares that may be acquired within 60 days of March 20, 2006. Does not include 13,907 shares of common stock underlying restricted stock rights that have vested or will vest within 60 days of March 20, 2006, but for which receipt has been deferred under the Trizec Properties, Inc. Deferred Compensation Plan such that Mr. Jadwin could not receive such shares of common stock within 60 days of March 20, 2006 by terminating service with Trizec.
(14)	The amount of shares beneficially owned by all directors and executive officers as a group includes options exercisable for 1,846,241 shares of our common stock, warrants exercisable for 1,260,042 shares of our common stock and 27,462 shares of common stock underlying deferred compensation rights, as further described in the other notes to this table.

Controlling Stockholder
        Peter Munk, the Chairman of our board of directors and the Chief Executive Officer and Chairman of the board of directors of Trizec Canada, controls P.M. Capital Inc., which, through its ownership of Trizec Canada’s multiple voting shares, has a majority of the votes in the election of Trizec Canada’s directors and on other matters to be voted on by Trizec Canada stockholders. As of March 20, 2006, Trizec Canada, indirectly through its subsidiaries, owned approximately 38.5% of our common stock and all of our shares of Class F convertible stock, as well as all of our shares of special voting stock. Trizec Canada’s indirect ownership of our special voting stock, when combined with its indirect ownership of our common stock, provides it with a majority of the votes in the election of directors. Mr. Munk’s effective control of Trizec Canada will enable him to elect our entire board of directors. Although our Nominating and Corporate Governance Committee, which is composed solely of independent directors, nominates candidates for election to our board, until January 1, 2008, Mr. Munk may exercise his control over us to elect alternate candidates. Additionally, as long as Mr. Munk has this right to elect our directors, he also has the power at any time, under Delaware law, to remove one or more directors.

Equity Compensation Plan Information
        The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2005, which include the Trizec Properties, Inc. 2002 Long Term Incentive Plan, as amended, which we refer to as the LTIP, and the Trizec Properties, Inc. 2003 Employee Stock Purchase Plan, which we refer to as the ESPP. Both the LTIP and ESPP were approved by our stockholders.

Number of
Securities
	Number of	Weighted	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights(1)	Rights(2)	in Column(a))(3)

	(A)	(B)	(C)
Equity compensation plans approved by stockholders	5,371,534	$13.74	11,352,638
Equity compensation plans not approved by stockholders	—	—	—

Total	5,371,534	$13.74	11,352,638

(1)	Includes 4,028,314 shares of our common stock that are issuable upon exercise of options and 1,343,220 shares of our common stock that are issuable upon vesting of restricted stock rights, or RSRs. Upon vesting, the RSRs are settled in shares of our common stock.
(2)	Reflects weighted average exercise price of options to purchase our common stock outstanding as of December 31, 2005. The RSRs do not have any exercise price but are subject to vesting based on passage of time and/or performance.
(3)	Reflects the sum of (a) 9,330,891 shares of our common stock that may be granted or awarded under our LTIP and (b) 2,021,747 shares of our common stock that may be issued pursuant to our ESPP.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
        Non-Employee Directors. Directors who are also our employees receive no additional compensation for serving on our board of directors. The table below reflects the various fees that we pay to our non-employee directors for their service on our board of directors and its committees:

Annual fee for serving on the board of directors(1)	$70,000
Annual fee for Audit Committee Chairman	$10,000
Annual fee for Compensation Committee Chairman	$7,500
Annual fee for Nominating and Corporate Governance Committee Chairman	$5,000
Annual fee for Presiding Independent Director	$5,000
Meeting fee per Board meeting attended(1)	$1,500
Meeting fee per Audit Committee meeting attended	$2,500
Meeting fee per Compensation Committee and Nominating and Corporate Governance Committee meeting attended	$1,500
Number of restricted stock rights to be granted to each newly elected or appointed non-employee Director	1,000

(1)	Other than Peter Munk, the Chairman of our board. For information regarding the fee that we pay to Mr. Munk, please see “— Chairman of the Board” below.
We also reimburse our non-employee directors for travel expenses incurred in attending stockholders, board and committee meetings.
        Subject to certain exceptions, we pay at least $45,000 of the $70,000 annual fee in the form of shares of our common stock issued under our LTIP. A director may elect to receive any additional amount up to the full $70,000 in shares of our common stock. The annual fees that we pay to committee chairmen and our Presiding Independent Director are also payable in shares of our common stock, rather than cash, if the chairman or the Presiding Independent Director, as the case may be, so elects. Meeting fees are paid in cash. Due to restrictions in our certificate of incorporation which prohibit “non-qualifying U.S. persons” from holding shares of our common stock, all fees payable to two of our non-employee directors who are not U.S. persons are paid solely in cash.
        Our non-employee directors may elect to defer their receipt of all or a portion of their cash and/or stock compensation pursuant to the terms of the Trizec Properties, Inc. Non-Employee Directors Deferred Compensation Plan. Under this plan, amounts deferred at the election of a director will be paid out no sooner than upon the director’s termination of service from our board. Cash amounts deferred under the plan may be deemed invested in the same investment fund options available to our employees under the Trizec Properties, Inc. Deferred Compensation Plan, subject to certain exceptions applicable to “non-qualifying U.S. persons,” whose cash amounts that are deferred under the plan are deemed invested in shares of our common stock. Common stock deferred under the plan will be deemed invested in the Trizec stock fund. Upon distribution of the deferred amounts, cash deferrals will be paid out in cash, while stock deferrals will be paid out in shares of our common stock.
        Chairman of the Board. We pay Peter Munk, the Chairman of our board of directors, approximately $500,000 annually for his service as our Chairman. Please see “— Executive Compensation” below for a discussion of the fee that we pay Mr. Munk.

Executive Compensation
        The following table sets forth the compensation paid or accrued by us during the past three fiscal years to, or on behalf of, our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005, which we collectively refer to as the named executive officers, and Mr. Munk, the Chairman of our board of directors.
Summary Compensation Table

							Long Term
	Annual Compensation						Compensation Awards

							Restricted		Securities
							Stock		Underlying
Name and Principal							Award(s)		Options/SARS	All Other
Position	Year		Salary($)(1)		Bonus($)(2)		($)		(#)(3)	Compensation($)(4)

Peter Munk	2005		$500,000	(5)	—		—		—	—
Chairman of the	2004		500,000	(5)	—		—		—	—
Board of Directors	2003		500,000	(5)	—		—		—	—

Timothy H. Callahan	2005		$1,050,000		$1,760,000		$11,370,927	(9)	—	$10,500
President, Chief	2004		1,000,000		1,600,000	(8)	1,262,654	(9)	—	6,400
Executive Officer and	2003		1,000,000		1,450,000	(8)	959,320	(9)	500,000	6,400
Director

Michael C. Colleran	2005		$400,000		$650,000		$672,993	(9)	—	$10,500
Executive Vice	2004		350,000		600,000	(8)	606,080	(9)	—	6,400
President and Chief	2003		195,192	(6)	300,000	(8)	674,018	(9)	45,000	6,400
Financial Officer

Brian K. Lipson	2005	(7)	$400,000		$450,000		$737,590	(9)	—	$10,500
Executive Vice President
and Chief Investment
Officer

William R.C. Tresham	2005		$400,000		$550,000		$623,147	(9)	—	$10,500
Executive Vice	2004		325,000		500,000	(8)	568,200	(9)	—	6,400
President and Chief	2003		300,025		400,000	(8)	426,732	(9)	130,000	6,400
Operating Officer

Ted R. Jadwin	2005		$290,000		$185,000		$224,331	(9)	—	$10,500
Senior Vice President,	2004		283,000		170,000	(8)	208,340	(9)	—	6,400
General Counsel and	2003		230,577	(6)	150,000	(8)	318,302	(9)	25,000	3,702
Corporate Secretary

(1)	Amounts shown include cash compensation earned and received by Mr. Munk and the named executive officers for service during the indicated year as well as amounts earned but deferred at the election of these officers pursuant to the Trizec Properties, Inc. Deferred Compensation Plan.
(2)	Cash and non-cash bonuses paid in RSRs granted under our LTIP, including amounts earned but deferred pursuant to the Trizec Properties, Inc. Deferred Compensation Plan, are reported in the year in which the service was performed even if the bonuses are paid in a subsequent year. All of the 2005 bonus awards, which were made in 2006, were paid in cash.
(3)	Amounts shown in this column refer to options to purchase our common stock.
(4)	All Other Compensation consists solely of amounts contributed by us under our 401(k) plan on behalf of each of Messrs. Callahan, Colleran, Lipson, Tresham and Jadwin.
(5)	Mr. Munk did not receive any bonus or long term equity incentive awards for 2005, 2004 or 2003. For 2005, 2004 and 2003, Trizec Canada, of which Mr. Munk is the Chief Executive Officer and Chairman of the board of directors, and we each paid 50% of Mr. Munk’s annual compensation of US$1,000,000. Under the arrangement, for each of 2005, 2004 and 2003, Trizec Canada paid Mr. Munk the full salary in Canadian dollars and we reimbursed Trizec Canada for our share of Mr. Munk’s salary in Canadian dollars on a monthly basis. Our actual reimbursements, however, fluctuated from month to month due to the change in the currency exchange rate between the U.S. dollar and Canadian dollar in effect at the time of the reimbursement. In addition, we reimbursed Trizec Canada for our pro rata share of the Canadian employer withholding taxes that Trizec Canada was required to pay in connection with the payment of Mr. Munk’s salary. As a result, our actual out-of-pocket reimbursements to Trizec Canada associated with our share of Mr. Munk’s salary for 2005, 2004 and 2003 were greater than our stated share of Mr. Munk’s salary for each of those years. The following table sets forth the actual amount of our reimbursements, in U.S. dollars, to Trizec Canada for Mr. Munk’s salary in each of 2005, 2004 and 2003, after taking into account the currency exchange rate and reimbursement of the Canadian employer withholding taxes:

	(in U.S. dollars)
		Our Actual	Our Reimbursement
		Reimbursement to	to Trizec Canada
	Our Pro Rata	Trizec Canada for Mr.	for Our Pro Rata
	Share of	Munk’s Salary Taking	Share of Canadian	Our Total
	Mr. Munk’s	into Account the	Employer	Actual Out-of-
Year	Salary	Currency Conversion	Withholding Taxes	Pocket Expense

2005	$500,000	$505,264	$8,333	$513,597
2004	500,000	549,648	9,898	559,546
2003	500,000	515,682	4,062	519,744

(6)	The amount of salary indicated for the year reflects (a) in the case of Mr. Colleran, the amount paid to him for the period beginning on June 9, 2003, the date his employment commenced, through December 31, 2003 and (b) in the case of Mr. Jadwin, the amount paid to him for the period beginning on February 26, 2003, the date his employment commenced, through December 31, 2003.
(7)	Mr. Lipson became our Executive Vice President and Chief Investment Officer on January 4, 2005.
(8)	On February 18, 2005 and February 12, 2004, our Compensation Committee awarded bonuses to each of Messrs. Callahan, Colleran, Tresham and Jadwin for their performance in 2004 and 2003, respectively. These bonus awards were paid in the form of cash and/or RSRs. The RSR component of the 2004 and 2003 bonus awards was calculated based on a valuation of $18.00 and $15.50 per share, respectively, of our common stock. The following table provides detailed information on the bonus amounts that were paid in cash and RSRs for each of these named executive officers for 2004 and 2003:

		Total Bonus	Amount Paid	Amount Paid in	Number of
Name	Year	Amount($)	in Cash($)	RSRs($)	RSRs Granted

Timothy H. Callahan	2004	1,600,000	—	1,600,000	88,889
	2003	1,450,000	—	1,450,000	93,550
Michael C. Colleran	2004	600,000	450,006	149,994	8,333
	2003	300,000	225,600	74,400	4,800
William R.C. Tresham	2004	500,000	375,008	124,992	6,944
	2003	400,000	300,025	99,975	6,450
Ted R. Jadwin	2004	170,000	127,502	42,498	2,361
	2003	150,000	112,800	37,200	2,400

The RSRs issued as part of the named executive officer’s bonus vest in equal, annual increments over three years, beginning on the first anniversary of the date of grant, as long as the officer remains in our continuous employment through the applicable vesting date, and are settled in shares of our common stock, on a one-for-one basis, at the time of vesting. The holders of the RSRs are entitled to receive dividend equivalents based on the number of shares of common stock underlying the RSRs, but do not have voting rights with respect to such RSRs.

(9)	On February 7, 2006, February 18, 2005 and February 12, 2004, our Compensation Committee awarded to each of our named executive officers, with the exception of Mr. Lipson, RSRs as long term equity incentive compensation in recognition of our and their performance for 2005, 2004 and 2003, respectively. In addition, our Compensation Committee awarded to (a) each of Messrs. Colleran and Jadwin on June 23, 2003 restricted common stock as long-term equity incentive compensation, in connection with each such officer’s employment, which commenced on June 9, 2003 and February 26, 2003, respectively, (b) Mr. Lipson on January 5, 2005 RSRs as long-term equity incentive compensation in connection with such officer’s employment, which commenced on January 4, 2005, and (c) Mr. Callahan on November 22, 2005 RSRs as long-term equity compensation in connection with his new employment agreement as more fully described in “— Employment Agreements and Other Arrangements — Employment Agreement with Timothy H. Callahan” below. On December 23, 2003, each of Messrs. Colleran and Jadwin elected to have all of his shares of restricted stock granted on June 23, 2003 converted to an equal number of RSRs without affecting the original vesting schedule of such restricted stock. The following table sets forth the grant dates, the closing price of our common stock on the date of grant, and the total number of RSRs and/or restricted stock granted to each of Messrs. Callahan, Colleran, Lipson, Tresham and Jadwin for 2005, 2004 and 2003 in connection with their employment:

			Value per
			share of our	Total Number of
			common stock	RSRs/Restricted
Name	Year	Date of Grant	at Grant Date	Stock Granted

Timothy H. Callahan	2005	2/7/06	$23.38	58,637
		11/22/05	21.73	460,193
	2004	2/18/05	18.94	66,666
	2003	2/12/04	16.54	58,000
Michael C. Colleran	2005	2/7/06	$23.38	28,785
	2004	2/18/05	18.94	32,000
	2003	2/12/04	16.54	24,200
		6/23/03	10.95	25,000
Brian K. Lipson	2005	2/7/06	$23.38	21,322
		1/5/05	17.74	13,477
William R.C. Tresham	2005	2/7/06	$23.38	26,653
	2004	2/18/05	18.94	30,000
	2003	2/12/04	16.54	25,800
Ted R. Jadwin	2005	2/7/06	$23.38	9,595
	2004	2/18/05	18.94	11,000
	2003	2/12/04	16.54	11,300
		6/23/03	10.95	12,000

Fifty percent of an award of RSRs to the named executive officer, with the exception of Mr. Lipson’s January 5, 2005 award of RSRs and Mr. Callahan’s November 22, 2005 award of RSRs which are discussed in the following two paragraphs, is subject to time-based vesting requirements, such that the award vests in equal, annual increments over five years, beginning on the first anniversary of the date of grant (in the case of the February 7, 2006 grants, on each of February 18th of 2007 through 2011), as long as the officer remains in our continuous employment through the applicable vesting date. The remaining 50% of the named executive officer’s award is subject to performance-based vesting requirements, such that the award vests in equal, annual increments over five years, beginning on the first anniversary of the date of grant (in the case of the February 7, 2006 grants, on each of February 18th of 2007 through 2011), based on our achievement for the applicable performance year of either of two specified performance goals. The performance goals for a particular performance year are established annually by our Compensation Committee of the board of directors within the first sixty days of the applicable fiscal year. Upon vesting, the RSRs are settled in shares of common stock, on a one-for-one basis. Holders of the RSRs are entitled to receive dividend equivalents based on the number of shares of common stock underlying the RSRs, but do not have voting rights with respect to such RSRs.

Mr. Lipson’s January 5, 2005 grant is subject to time-based vesting requirements, such that the award vests in three equal annual installments, beginning on the date of grant, as long as Mr. Lipson remains in our continuous employment through the applicable vesting date. Upon vesting, the RSRs are settled in shares of common stock, on a one-for-one basis. Mr. Lipson is entitled to receive dividend equivalents based on the number of shares of common stock underlying the RSRs, but does not have voting rights with respect to such RSRs.

One-half of Mr. Callahan’s November 22, 2005 grant is subject to time-based vesting requirements, such that it will vest in four equal annual installments on November 23rd of each year, beginning on November 23, 2006. The remaining one-half of the grant is subject to performance-based vesting such that it will vest in four equal annual installments on December 31st of each year, beginning on December 31, 2006, if we achieve certain performance goals. Upon vesting, the RSRs are settled in shares of common stock, on a one-for-one basis. Mr. Callahan is entitled to receive dividend equivalents based on the number of shares of common stock underlying the RSRs, but does not have voting rights with respect to such RSRs.

The number and value of the aggregate holdings of unvested RSRs at December 31, 2005 for each of the named executive officers were as follows, based on a closing price of $22.92 per share of our common stock on December 30, 2005:

	Number of	Value at
Name	Unvested RSRs	December 31, 2005

Timothy H. Callahan	754,514	$17,293,461
Michael C. Colleran	77,893	1,785,308
Brian K. Lipson	8,985	205,936
William R.C. Tresham	76,884	1,762,181
Ted R. Jadwin	31,201	715,127
Option Grants in Last Fiscal Year
        We did not grant any stock options to our named executive officers during 2005.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values
        The following table provides information regarding option exercises by Mr. Munk, the Chairman of our board of directors, and our named executive officers during the year ended December 31, 2005, and the number and value of options held by Mr. Munk and our named executive officers at December 31, 2005.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-
	Acquired		Options/SARs at Fiscal		the-Money Options/SARs at
	on		Year-End(#)(1)		Fiscal Year- End($)(1)(2)
	Exercise	Value
Name	(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter Munk	—	$—	—	—	$—	$—
Timothy H. Callahan	—	—	1,333,333	166,667	15,754,995	2,385,005
Michael C. Colleran	—	—	30,000	15,000	358,200	179,100
Brian K. Lipson	—	—	—	—	—	—
William R.C. Tresham	188,133	1,513,388	178,125	43,333	1,752,580	620,095
Ted R. Jadwin	8,334	84,757	—	8,333	—	119,245

(1)	Amounts shown in these columns refer to options to purchase our common stock.
(2)	Based on a closing price of $22.92 for our common stock on December 30, 2005.
Employment Agreements and Other Arrangements
        Below is a description of our employment arrangements with each of Messrs. Callahan, Colleran, Tresham, Jadwin and Lipson. We do not have an employment agreement or arrangement with Mr. Munk other than our agreement with Trizec Canada to pay 50% of his annual salary.

         Employment Agreement with Timothy H. Callahan
        On November 22, 2005, we entered into a new employment agreement with Mr. Callahan, our President and Chief Executive Officer, effective November 22, 2005, pursuant to which he would continue to serve as our President and Chief Executive Officer and also continue to serve as a member of our board of directors. The employment agreement, which supersedes and replaces the prior employment agreement in its entirety, has an initial term of four years and will terminate on December 1, 2009. After the termination of the initial term, the term of employment will renew automatically for successive one-year periods unless either we or Mr. Callahan provides a written notice of either party’s intention not to extend the term to the other party at least 90 days prior to the end of either the initial term or any of the successive terms, as the case may be.
        Base salary and annual incentive bonus. Under the employment agreement, Mr. Callahan is entitled to receive an annual base salary of $1,050,000, which is subject to review and increase (but not decrease), not less often than annually, by the Compensation Committee based on Mr. Callahan’s performance, and an annual incentive bonus of a minimum of 50% and a maximum of 200% of his base salary, with the target being 100% of his base salary. The actual annual incentive bonus, which will be paid in a cash lump sum, will be determined in accordance with our incentive compensation program as applicable to our senior executives and 90% of the target annual bonus will be based on our corporate performance and the remaining 10% will be based on Mr. Callahan’s individual performance.
        Restricted stock unit grant and participation in long-term incentive plan and outperformance program. The employment agreement provides that we will grant Mr. Callahan an award, the RSR grant, of a number of RSRs under our long-term incentive plan having an aggregate fair market value equal to $10.0 million, one-half of which will vest in four equal annual installments on November 23rd of each year, starting on November 23, 2006. The remaining one-half of the RSR grant, or the performance RSUs, will vest in four equal annual installments on December 31st of each year, starting on December 31, 2006, if we achieve, for the fiscal year ending on such anniversary, either (a) the goal established by the Compensation Committee for funds from operations, or FFO, per share for such fiscal year or (b) a total stockholder return that places us in the top third of our peer group (which will be the same as the peer group used for our outperformance program, or OPP). If neither of these performance goals is achieved, then the performance RSUs that would have vested on such vesting date will nonetheless vest as of the immediately succeeding vesting date if, as of such succeeding vesting date, we achieve either (x) actual FFO per share for the fiscal year ending with such succeeding vesting date which exceeds the goal for such fiscal year by at least as much as the FFO shortfall for the immediately preceding fiscal year, or (y) a total stockholder return for such two-year period that would place us in the top third of our peer group. Any performance RSUs scheduled to vest on a vesting date that do not vest on such date or the immediately succeeding vesting date as described above shall be forfeited in their entirety. Mr. Callahan’s receipt of all RSUs granted to him pursuant to the RSR grant will be automatically deferred in accordance with our deferred compensation plan.
        Mr. Callahan also will be eligible to participate in our long-term incentive compensation programs that are generally available to our senior executive officers and any OPP or similar plan. The actual amount of Mr. Callahan’s annual long-term incentive compensation will be determined by the Compensation Committee based on his performance and commensurate with Mr. Callahan’s position after taking into account a recommendation by an independent compensation consultant retained by the Compensation Committee. In addition, Mr. Callahan is entitled to participate in all of our employee welfare, pension and fringe benefit plans, programs and arrangements on a basis that is no less favorable than that made available to our other senior executive officers.
        Severance payment upon termination with cause or resignation without good reason. We may terminate Mr. Callahan’s employment at any time, with or without “cause,” and Mr. Callahan may resign at any time, with or without “good reason,” as such terms are defined in the employment agreement. If we terminate Mr. Callahan for cause, or Mr. Callahan resigns without good reason, Mr. Callahan will be entitled to receive an aggregate amount equal to the sum of (a) any unpaid base salary through the date of such termination or resignation, (b) earned but unpaid annual incentive bonus for a previously completed fiscal year, (c) reimbursement for any unreimbursed business expenses incurred prior to the date of termination or resignation, (d) payment for vacation time accrued as of the date of termination or resignation and (e) any other amounts or benefits that are required to be paid or provided by law. Such amount, which we refer to as the accrued amounts, will be payable in cash within 15 business days of Mr. Callahan’s termination or resignation.
        Severance payment upon termination without cause or resignation for good reason. If we terminate Mr. Callahan without cause, or Mr. Callahan resigns with good reason, Mr. Callahan will be entitled to receive an aggregate lump sum payment, within 15 business days after such termination or resignation, equal to the sum of (a) the accrued amounts as described above and (b) an annual incentive bonus for the fiscal year in which his termination or resignation occurs, prorated over the number of days employed during such fiscal year and based on the average of the annual incentive bonuses paid to Mr. Callahan during the immediately preceding two fiscal years, which we refer to as the average bonus. In addition, Mr. Callahan is entitled to receive (x) three times the sum of his base salary (at the rate in effect on the date of Mr. Callahan’s termination or resignation) and the average bonus, which payment is required to be made in a lump sum cash payment within 15 business days after such date of termination or resignation and (y) continued participation under our medical insurance plans and programs as in effect for senior executive officers for a period of three years following the date of Mr. Callahan’s termination or resignation or until such date as Mr. Callahan becomes eligible to participate in the plans of a subsequent employer. Further, all of Mr. Callahan’s unvested equity awards and deferred compensation held as of his termination or resignation will vest immediately and the date of such termination or resignation will be deemed the end of the measurement period and a valuation date under any OPP and any such awards will be settled in shares of our common stock. We refer to these accelerated vestings collectively as the accelerated vesting, and will be paid within 15 business days after the date of termination or resignation. Mr. Callahan’s options to purchase our common stock, if any, will remain exercisable until the applicable expiration dates provided in any plan and award agreement. We refer to the payments and benefits that are described in this paragraph to which Mr. Callahan is entitled to as the severance payments and benefits.
        Severance payment in the event of a change in control. If we terminate Mr. Callahan without cause, or Mr. Callahan resigns with good reason, at any time within six months prior to, or within two years following, a “change in control” of our company, as such term is defined in the employment agreement, Mr. Callahan will be entitled to receive the severance payments and benefits as described in the preceding paragraph. In addition, upon the occurrence of a change in control, all of Mr. Callahan’s unvested equity based compensation will immediately vest and, to the extent the outperformance goals under any OPP for periods prior to the change in control are achieved at the time of a change in control, all awards that are outstanding and that could be granted during a performance period will be fully vested. Notwithstanding the occurrence of a transaction that would constitute a change in control as described under the employment agreement, a change in control will not be deemed to have occurred if Peter Munk, the Chairman of our board of directors, continues to effectively control us through the power to elect at least a majority of the board of directors. In addition, notwithstanding the occurrence of a transaction that would not constitute a change in control as described under the employment agreement, a change in control in us will nonetheless be deemed to have occurred if, as a result of the transaction, Mr. Munk no longer has effective control of our company through the power to elect at least a majority of the board of directors. However, regardless of whether Mr. Munk retains effective control of our company through the power to elect at least a majority of the board of directors, a change in control will be deemed to have occurred if any person becomes the beneficial owner of 50% or more of our common stock. We also will make an additional tax gross-up payment to Mr. Callahan if any payment or benefit made or provided to him in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the IRC. The employment agreement sets forth certain procedures relating to the determination of the amount of, and the payment of, the gross-up payment.
        Severance payment in the event of termination due to Mr. Callahan’s death or disability. In the event of termination of Mr. Callahan’s employment due to his death or disability, he or his estate will be entitled to receive, within 15 business days following such termination, his annual base salary through the date of such termination, the accrued amounts, the accelerated vesting and a pro rata average bonus. In addition, Mr. Callahan or his estate will receive a lump sum payment equal to his annual base salary in effect as of the date of such termination and, in the case of disability, Mr. Callahan will be entitled to continued participation in our medical insurance plans and programs as in effect for our senior executive officers for a period of three years following the termination of his employment or until such time as he becomes eligible to participate in the plans of a subsequent employer.
        Severance payment in the event we elect not to renew Mr. Callahan’s employment agreement. If we provide notice to Mr. Callahan of our election to not renew the term of his employment and his employment thereby terminates, we will be required to pay to Mr. Callahan, within 15 business days following such termination, the accrued amounts, the accelerated vesting and a pro rata average bonus. In addition, we are obligated to promptly pay him a lump sum payment equal to two times the sum of his annual base salary (at the rate in effect on the date Mr. Callahan’s employment is terminated) and the average bonus.
        Payment of severance payments only upon receipt of waiver and release. We will not be required to make or make available to Mr. Callahan the payments and benefits that are described above (excluding the accrued amounts and pro rata average bonus) in connection with our termination of Mr. Callahan’s employment without cause, due to his death or disability, or as a result of our election to not renew the term of his employment, or the resignation by Mr. Callahan with good reason, unless (a) Mr. Callahan or his estate executes and delivers a waiver and release in the form previously agreed to by us and Mr. Callahan, and (b) such waiver and release shall have become effective and irrevocable.
        Repurchase of vested equity in the event we are no longer publicly traded. If our common stock or the stock of any successor to us is not publicly traded in the United States and Mr. Callahan’s employment is terminated for any reason, Mr. Callahan will have the right to require us to purchase his vested equity upon such terms as mutually agreed to by Mr. Callahan and us.
        During the term of his employment and for a specified period after such term, Mr. Callahan will be subject to certain restrictive covenants under the employment agreement, including those related to confidentiality, non-solicitation and non-disparagement.
        Employment Agreements with Michael C. Colleran, Brian K. Lipson and William R.C. Tresham
        On January 4, 2005, we entered into employment agreements with each of Mr. Colleran, our Executive Vice President and Chief Financial Officer, Mr. Lipson, our Executive Vice President and Chief Investment Officer, and Mr. Tresham, our Executive Vice President and Chief Operating Officer, each of which was effective January 4, 2005. Each of the employment agreements has an initial term ending on December 31, 2005; provided, however, that the term of employment will renew automatically for successive one-year periods unless either we or the officer provides a written notice of either party’s intention not to extend the term to the other party at least 60 days prior to the end of either the initial term or any of the successive terms, as applicable.
        Under his respective employment agreement, each of Messrs. Colleran, Lipson and Tresham is entitled to receive an annual base salary in an amount that is subject to review and increase (but not decrease), not less often than annually, by the Compensation Committee of our board of directors based on the respective officer’s performance, and a target annual bonus in an amount equal to 100% of the respective officer’s base salary. Mr. Lipson also was entitled to receive a cash signing bonus in the amount of $50,000 and an initial award of restricted stock rights under our long-term incentive plan having an aggregate fair market value of $250,000, one-third of which vested immediately upon grant, one-third of which vested on January 5, 2006 and the remaining one-third of which will vest on January 5, 2007.
        Each of Messrs. Colleran, Lipson and Tresham also is eligible to participate in our long-term incentive compensation programs that are generally available to our senior executive officers and our OPP. Each of Messrs. Colleran, Lipson and Tresham’s targeted amount of annual long-term incentive compensation is 150% of his base salary and each officer’s participation interest in the OPP is 14%. In addition, each officer is entitled to participate in all of our employee welfare, pension and fringe benefit plans and programs on a basis that is no less favorable than that made available to our other senior executive officers. Mr. Tresham also is entitled to receive a monthly automobile allowance of $1,000.

        We may terminate each officer’s employment at any time, with or without “cause,” and the officer may resign at any time, with or without “good reason,” as such terms are defined in the employment agreements. If we terminate the officer for cause, or the officer resigns without good reason, the officer will be entitled to receive any unpaid base salary through the date of such termination or resignation and any other amounts or benefits that are required to be paid or provided by law or under any of our plans, programs, policies or practices. If we terminate the officer without cause or elect not to renew the officer’s employment term, or the officer resigns with good reason, the officer will be entitled to receive (a) his annual base salary and target annual bonus, based on the rates in effect on the date of such termination or resignation, for a one-year period commencing on the date of termination or resignation, (b) his earned but unpaid bonus for the previously completed fiscal year, (c) a prorated portion of his target annual bonus for the fiscal year in which the termination or resignation occurs, and (d) any other amounts or benefits that are required to be paid or provided by law. In addition, in the case of Mr. Lipson, any unvested portion of his initial award of restricted stock rights will vest immediately upon such termination or resignation.
        If we terminate the officer without cause, or the officer resigns with good reason, in either case within two years following a change in control of our company, in lieu of the severance payment described above, the officer will be entitled to receive a lump sum severance payment in an amount equal to his annual base salary and target annual bonus, based on the rates in effect on the date of such termination or resignation, and any other amounts or benefits that are required to be paid or provided by law or under any of our plans, programs, policies or practices. We also will make an additional tax gross-up payment to the officer if any payment or benefit made or provided to him would be subject to the excise tax imposed under Section 4999 of the IRC. In addition, any unvested portion of each respective officer’s equity awards, including, in the case of Mr. Lipson, his initial award of restricted stock rights, will vest immediately upon such termination or resignation.
        In the event of termination of the officer’s employment due to his death or disability, he (or his estate) will be entitled to receive his annual base salary through the date of such termination and any other amounts or benefits that are required to be paid or provided by law or under any of our plans, programs, policies or practices.
        Each of Messrs. Colleran, Lipson and Tresham is subject to certain restrictive covenants under his respective employment agreement, including covenants related to confidentiality, non-solicitation and non-disparagement.
        Employment Arrangement with Ted R. Jadwin
        Under Mr. Jadwin’s employment arrangement, as set forth in an offer letter dated February 13, 2003, Mr. Jadwin serves as our Senior Vice President and General Counsel. Under the arrangement, Mr. Jadwin was entitled to receive a starting salary of $275,000 and options exercisable for 25,000 shares of our common stock and is eligible to receive an annual bonus equal to 50% to 75% of his eligible earnings based on corporate, team and individual performance measures. In addition, Mr. Jadwin is eligible for consideration in our long-term incentive program and is eligible to participate in our other benefits and programs, including our 401(k) and deferred compensation plans. We also have agreed to provide Mr. Jadwin with a parking space and reimbursement for club dues in the amount of $289 per month.
        After the initial 12 months of employment, if we terminate Mr. Jadwin’s employment with us for any reason other than cause, any severance payment provided to him will be in accordance with our policy.
        Mr. Jadwin’s employment arrangement also contains severance payment obligations in the event of a change in control of our company. If, within 12 months after a change in control, Mr. Jadwin’s employment is terminated for any reason other than his (a) disability, (b) death, (c) conduct involving gross neglect, dishonesty, willful gross misconduct or moral turpitude, any of which harmed our business, or (d) voluntary resignation, he is entitled to receive a lump sum payment equal to six months of his then-current base salary plus bonus, medical benefits for six additional months from the date of termination and all outstanding stock options and grants would immediately vest as of the termination date.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
General
        The Compensation Committee of the board of directors has prepared the following report regarding 2005 executive compensation. The Compensation Committee consists of four members, all of whom are independent directors in accordance with the listing standards of the NYSE, and is responsible for determining the compensation for our executive officers and for administering our equity and compensation plans. This report describes our philosophy and approach to executive compensation and the basis on which we made 2005 compensation determinations with respect to our executive officers.
Executive Compensation Philosophy
        The philosophy and goals of our executive compensation program are to:

•	Attract, retain and motivate talented executives critical to our short-term and long-term success;

•	Align the interests of our executive officers with the long-term interests of Trizec’s stockholders;

•	Base executive compensation levels on the overall financial and operational performance of Trizec and the individual contribution of the executive officer; and

•	Position executive compensation levels to be competitive with other similarly situated real estate investment trusts, or REITs.
        Since 2002, the Compensation Committee has engaged an independent compensation consultant with expertise in the REIT industry to assist it in developing an executive compensation program that is competitive with Trizec’s peers and consistent with the Committee’s compensation philosophy. The most recent report of the independent consultant was prepared for the Committee for purposes of year-end 2005 and 2006 compensation. This report included a comprehensive survey of the total compensation paid to executive officers employed in various positions within a peer group comprised of approximately 20 REITs, the majority of which were office and/or industrial REITs. The consultant’s findings, together with the recommendations of the Compensation Committee and our Chief Executive Officer (other than with respect to his own compensation), were used by the Compensation Committee to develop its executive compensation program for 2005.
Compensation Committee Procedures
        The Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for a particular fiscal year are generally made after the end of such year, when information regarding our financial and operational results for that year are known. At that time, the Compensation Committee determines bonuses, if any, for the past year’s performance, sets base salaries for the current year, and makes awards of equity-based compensation under the LTIP. Our Chief Executive Officer, Timothy H. Callahan, makes recommendations to the Compensation Committee with respect to the compensation of our executive officers (excluding his own compensation). In addition to Mr. Callahan’s recommendations, the Compensation Committee bases its decisions on any one or more of: (a) the individual contributions of the executive officers to our organization and the comprehensive performance evaluations of each such executive officer, (b) the overall performance of our company as evidenced by multiple quantitative and qualitative measures, and (c) the findings and recommendations of the independent consultant to ensure that compensation packages are in line with our peer group and provide appropriate incentives. Subject to certain exceptions, the Compensation Committee generally provides total compensation to our executive officers at a target level between the 50th and 75th percentiles for executive officers in comparable positions in our peer group.

Elements of Executive Compensation
        The material elements of our executive compensation program include base salary, incentive bonus and long-term incentive compensation, as further described below.
        Base Salary
        Base salaries for executive officers are determined on the basis of assigned responsibilities, the level of individual performance and an evaluation of appropriate compensation levels based on comparisons within our peer group. Base salaries for our executive officers for 2005 ranged from $1,050,000, in Mr. Callahan’s case, to $290,000 for one of our other executive officers. While the employment agreements or arrangements with our executive officers generally do not permit the base salaries of such officers to be reduced during the term of the agreement, the Compensation Committee has the discretion to consider on an annual basis an increase in the executive officer’s base salary, taking into account the executive officer’s individual contributions, any changes in job responsibilities and any changes in the market for comparable executive-level positions.
        Incentive Bonus
        Incentive compensation, in the form of discretionary bonus awards, is structured in a manner that is intended to motivate our executive officers by linking bonus awards to company performance and individual performance. Specific company performance measures and operational goals that the Compensation Committee considered in connection with bonus determinations for fiscal 2005 included total return to shareholders, growth in funds from operations, strategic repositioning of our asset portfolio through selective asset dispositions, increased liquidity goals, balance sheet management, and dividend coverage goals. The Compensation Committee also evaluated individual performance based on factors such as the individual’s degree of responsibility, contribution to our overall performance, ability to contribute to our future performance and salary level.
        Each executive officer was also assigned a targeted bonus range, expressed as a percentage of the individual’s base salary. These allocations ranged from 50% to 200% of base salary, in Mr. Callahan’s case, to 50% to 75% of base salary for one of our other executive officers. These bonus ranges were intended to be representative of target awards for comparable executive-level positions in our peer group. Actual awards may be more or less than the targeted ranges, depending on our performance and the executive officer’s performance.
        Applying the factors set forth above, the Compensation Committee made determinations in February 2006 of the final dollar amount of each executive officer’s bonus award for 2005. These bonus awards ranged from $1,760,000, in Mr. Callahan’s case, to $185,000 for one of our other executive officers. The Compensation Committee determined to pay out these bonus awards entirely in cash.
        Long-Term Incentive Compensation
        The 2005 long-term incentive compensation program for executive officers involves restricted stock rights (referred to as RSRs in this report) granted under the LTIP, the vesting of which depends, in part, on our achievement of Company performance goals. In addition, our executive officers have the opportunity to earn sizeable awards in 2007 under our 2004 Long-Term Outperformance Compensation Program, a high-performance program effected under the LTIP, which we refer to in this report as the OPP.
        Restricted Stock Rights. In February 2006, the Compensation Committee made long-term equity incentive awards to our executive officers in the form of RSRs granted under the LTIP. These awards were based on the Compensation Committee’s review of our overall performance for 2005, as well as the individual officer’s performance for 2005. These awards ranged from 58,637 RSRs, in Mr. Callahan’s case, to 9,595 RSRs in the case of another executive officer.
        The RSRs are subject to the following vesting criteria: (a) Fifty percent of an award of RSRs to an executive officer is subject to time-based vesting requirements, such that the award vests in equal, annual increments over five years, on February 18th of each of 2007 through 2011, provided that the officer remains in our continuous employment through the applicable vesting date, and (b) the remaining 50% of an executive officer’s award is subject to performance-based vesting requirements, such that the award vests in equal, annual increments over five years, on February 18th of each of 2007 through 2011, based upon the achievement of either of two specified performance goals determined by the Compensation Committee on an annual basis. For the 2006 performance period under these awards, the two performance goals, as established by the Compensation Committee, are based on: (1) Trizec’s achievement of a specified total return to shareholders, or (2) the relative performance of Trizec’s total return to shareholders in comparison to our peer group of companies. For more information on these RSRs, including the amounts awarded to our named executive officers in 2005, please see footnote (9) to the Summary Compensation Table of the section titled “Compensation of Directors and Executive Officers — Executive Compensation” above.
        The Compensation Committee believes that the use of RSRs (a) aligns the interests of our executive officers with the interests of our stockholders through the use of vesting criteria that is based on the performance of our company, (b) serves as an effective retention tool by providing for a five-year vesting schedule, and (c) advances our goal of promoting long-term equity ownership in our company by our executive officers.
        2004 Long-Term Outperformance Compensation Program. In October 2004, the Compensation Committee established, on behalf of our executive officers and other senior executives, the OPP. The Compensation Committee retained an independent compensation consultant to assist it in developing the OPP. Each participant was granted a specified percentage allocation of an incentive pool potentially created under the OPP. The size and dollar value of the incentive pool, if any, will depend on the extent to which our performance over a three-year period beginning in October 2004 and ending in October 2007, as measured by our total return to shareholders over such period, exceeds the greater of two pre-established performance thresholds. Thus, the OPP was designed to provide meaningful incentives to our senior executives to increase stockholder value by aligning the interests of such executives with the interests of our stockholders. The awards granted to each of our executive officers, expressed as a percentage allocation of the total incentive pool, ranged from 25%, in the case of Mr. Callahan, to 3% in the case of another executive officer.
        Awards under the OPP ultimately will be paid to participants in the form of shares of restricted common stock granted under the LTIP. Subject to certain limited exceptions, the dollar value of the incentive pool and the maximum number of shares issuable to participants may not exceed the lesser of (a) $25,000,000 and (b) 2.5% of the aggregate number of shares of our common stock outstanding on a fully diluted basis as of the end of the three-year performance period. Awards will be paid to participants following the completion of the three-year performance period, with 75% of an award vesting on such date and 25% of an award vesting on the first anniversary thereafter, provided that the participant remains in our continuous employment through each such vesting date. Upon payment of a restricted share award, only 25% of such award shares may be sold during each of the four years following the date of payment. The Compensation Committee believes that these features of the OPP serve as an effective retention tool by allowing a possible payout to occur only upon the completion of the three-year performance period and advance our goal of promoting long-term equity ownership in us by our executive officers by providing restrictions on the sale of the award shares. Assuming that the price of our common stock remains at current levels through October 2007, it is likely that the OPP awards will be paid at the maximum values.
New Employment Agreements
        On January 4, 2005, in consultation with our advisors, we entered into new employment agreements with each of Mr. Brian Lipson, our new Executive Vice President and Chief Investment Officer, Mr. Michael C. Colleran, our Executive Vice President and Chief Financial Officer, and Mr. William R.C. Tresham, our Executive Vice President and Chief Operating Officer. In addition, on November 22, 2005, also in consultation with our advisors, we entered into a new employment agreement with Mr. Callahan. For a detailed description of these new employment agreements, please see “Compensation of Directors and Executive Officers — Employment Agreements and Other Arrangements,” above. In evaluating these employment agreements, the Compensation Committee took into consideration the total compensation payable to these executive officers under the agreements, including with respect to base salary, incentive bonus and long-term incentive compensation, as well as the potential payout to such officers under various events involving a termination of the officer’s employment with us or upon a change in control of our company.

Deferred Compensation Plan
        The Trizec Properties, Inc. Deferred Compensation Plan is an unfunded, deferred compensation plan maintained primarily for members of management, including our executive officers. The purpose of the plan is to provide a means by which eligible employees may defer the receipt of certain forms of compensation, thus enabling them to enjoy a tax deferral. As administered, the plan permits the deferral of salary, bonus, and the receipt of shares of our common stock underlying vested equity awards, such as RSRs and OPP award shares. Benefits under the plan are paid directly by us out of our general assets when due.
Compensation of the Chief Executive Officer
        The Compensation Committee established the compensation of Mr. Callahan in accordance with the processes described under “Elements of Executive Compensation — Base Salary,” “— Incentive Bonus” and “— Long-Term Incentive Compensation,” above. As reflected above, in respect of service for fiscal 2005, Mr. Callahan received a base salary of $1,050,000 and a cash incentive bonus award in the amount of $1,760,000. Mr. Callahan also received a long-term equity incentive award in the form of 58,637 RSRs in February 2006, based upon individual performance and our overall performance during 2005. Fifty percent of this award is subject to time-based vesting requirements over five years and the remaining 50% of the award is subject to performance-based vesting requirements over five years.
        In arriving at Mr. Callahan’s total compensation package for 2005, the Compensation Committee noted, among other things, our success in meeting or exceeding most of our financial and operational performance goals for fiscal 2005, and Mr. Callahan’s success in (a) repositioning our asset portfolio through the selective disposition of assets in non-core markets, (b) building the confidence of our stockholder base and investment analyst community, (c) strengthening the balance sheet by selectively unencumbering assets and restructuring debt, and (d) delivering solid financial and operational results. The Compensation Committee believes that Mr. Callahan’s total compensation package for 2005 was both reasonable in relation to our performance for fiscal 2005 and competitive in relation to the total compensation paid to chief executive officers in our peer group.
Limitations on the Deductibility of Executive Compensation
        The Compensation Committee has reviewed the potential consequences for the company of Section 162(m) of the IRC, which prohibits publicly-traded companies from taking a tax deduction for compensation paid in excess of $1 million in any taxable year to a named executive officer, except for certain qualifying “performance-based compensation.” The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation for our executive officers. The Compensation Committee also believes, however, that we must balance the benefit of deductions against the need to provide our executives with proper incentives to remain with us. Section 162(m) does not affect us as directly as it does Subchapter C corporations because we are a REIT and ordinarily do not pay taxes. The Compensation Committee does not believe that it is necessarily in our or our stockholders’ best interests that all compensation meet the requirements of Section 162(m) for deductibility and the Compensation Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate.

Compensation Committee:

James J. O’Connor, Chairman(1)
L. Jay Cross
The Right Honourable Brian Mulroney(2)
Glenn J. Rufrano

(1)	Joined the Compensation Committee on June 14, 2005 as Chairman.

(2)	Served as Chairman until June 14, 2005 and thereafter as a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
        The members of the Compensation Committee who served during 2005 are L. Jay Cross, Brian Mulroney, James J. O’Connor, Glenn J. Rufrano and Stephen R. Volk (who resigned from our board of directors effective August 10, 2005). None of Messrs. Cross, Mulroney, O’Connor, Rufrano or Volk is, or ever was, an employee of Trizec. In 2005, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers served as a member of the compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our May 2002 Reorganization
        On May 8, 2002, a plan of arrangement implementing a corporate reorganization of TrizecHahn Corporation, our former parent company, became effective. As a result of this reorganization, we became a publicly-traded REIT owning primarily the U.S. assets that TrizecHahn Corporation and its subsidiaries owned prior to the reorganization.
        The corporate reorganization was designed to create a U.S. publicly-traded REIT while reducing withholding tax liabilities and minimizing the recognition of potential tax liabilities on unrealized appreciation in value that were present in TrizecHahn Corporation’s ownership structure prior to the reorganization. The corporate reorganization was also intended to create economic equivalence between shares of our common stock and Trizec Canada subordinate voting shares or multiple voting shares.
        Upon implementation of the plan of arrangement, holders of TrizecHahn Corporation’s subordinate voting shares exchanged their shares on a one-for-one basis for one or more of the following securities:

•	shares of our common stock, if they certified that they were qualifying U.S. persons;

•	exchange certificates representing underlying shares of our common stock, which could either be exchanged for common stock by qualifying U.S. persons or sold on the market to qualifying U.S. persons; or

•	Trizec Canada subordinate voting shares.
        As a result of the reorganization, approximately 61.5% of our common stock is owned primarily by qualifying U.S. persons. The remaining approximately 38.5% of our common stock is owned indirectly by Trizec Canada through its subsidiaries, with the result that Trizec Canada indirectly holds one share of our common stock for each outstanding subordinate voting share of Trizec Canada. In addition, Trizec Canada, indirectly through its subsidiaries, also owns all shares of our Class F convertible stock and special voting stock. Peter Munk is the Chief Executive Officer and Chairman of the board of directors of Trizec Canada.
        Outstanding options to purchase subordinate voting shares of TrizecHahn Corporation were cancelled and replaced as part of the corporate reorganization. Under the plan of arrangement, all outstanding stock options of TrizecHahn Corporation were cancelled in exchange for either (1) options to purchase our common stock, (2) warrants to purchase our common stock or (3) options to purchase Trizec Canada subordinate voting shares.
        In connection with the corporate reorganization, we entered into a tax cooperation agreement with TrizecHahn Office Properties, Ltd., a wholly-owned, Canadian subsidiary of TrizecHahn Corporation, both of which are predecessor entities to Trizec Canada by merger. In accordance with this agreement, we have conducted certain business activities in a manner that would not result in Trizec Canada and its Canadian subsidiaries being subject to Canadian tax on our business activities in the United States or on distributions made by us. In addition, under the agreement, we have agreed to continue to conduct our business activities with regard to the consequences under Canadian tax legislation to Trizec Canada. Compliance with this agreement may require us to conduct our business in a manner that may not always be the most efficient or effective because of potential adverse Canadian tax consequences. Furthermore, we may incur incremental costs due to the need to reimburse these entities for any negative tax consequences.
        In connection with the corporate reorganization, we have agreed to provide shared services to TrizecHahn Corporation (Trizec Canada by merger) and therefore continue to provide certain services to assist Trizec Canada in fulfilling its public disclosure obligations and conducting investor, media and public relations. Trizec Canada has agreed to and continues to provide accounting services in conjunction with the corporate reorganization. For the year ended December 31, 2005, we recorded other income of approximately $310,000 for such services provided to Trizec Canada. In addition, we recorded general and administrative expense for the year ended December 31, 2005 of approximately $179,000 for such services provided to us. At December 31, 2005, we had a receivable balance of approximately $416,000 and a payable balance of approximately $30,000 related to such services.
        In connection with the corporate reorganization, some outstanding TrizecHahn Corporation employee stock options were cancelled and replaced with options to acquire subordinate voting shares of Trizec Canada. For every outstanding option to acquire one Trizec Canada subordinate voting share, Trizec Canada, directly or indirectly, holds one of our warrants entitling Trizec Canada to one share of our common stock at any time prior to the respective warrant’s expiration date. We expect that Trizec Canada will exercise these warrants whenever and to the extent that one or more options to acquire subordinate voting shares of Trizec Canada are exercised. Trizec Canada’s anticipated acquisition of one share of our common stock whenever one of its stock options is exercised is intended to maintain economic equivalence between shares of our common stock and Trizec Canada subordinate voting shares.
        Also in connection with the corporate reorganization, we have entered into agreements with Trizec Canada pursuant to which we have agreed to cause one or more registration statements on Form S-11 to be filed with and declared effective by the SEC, and to be maintained effective, registering the following offerings of our securities:

•	a primary offering of shares of our common stock to be issued upon the exercise of our warrants;

•	a secondary offering of shares of our common stock that may be disposed of by Trizec Canada in connection with the redemption of its shares;

•	a secondary offering of shares of our common stock that may be sold by Trizec Canada’s Hungarian subsidiary, including in connection with any conversions of our Class F convertible stock; and

•	in connection with a pledge of our common stock pursuant to certain Trizec Canada credit facilities, a secondary offering of shares of our common stock that may be sold by the pledgee in connection with an exercise on the pledge in the event of default under the credit facilities.
        In October 2003, the registration statements for the first two offerings listed above were converted from Forms S-11 to Forms S-3. The registration statement for the third offering listed above has not yet been filed. In addition, in November 2003, the registration statement for the last offering listed above was withdrawn due to a reduction in the outstanding balances under the credit facilities and amendment of the facilities to eliminate the requirement that we maintain the effectiveness of this registration statement.
Other Transactions
        For 2005, Trizec Canada and we each paid 50% of Mr. Munk’s annual compensation of US $1,000,000. Under the arrangement, for 2005, Trizec Canada paid Mr. Munk the full salary in Canadian dollars and we reimbursed Trizec Canada for our share of Mr. Munk’s salary in Canadian dollars on a monthly basis. Our actual reimbursements, however, fluctuated from month to month due to the change in the currency exchange rate between the U.S. dollar and Canadian dollar in effect at the time of the reimbursement. In addition, we reimbursed Trizec Canada for our pro rata share of the Canadian employer withholding taxes that Trizec Canada was required to pay in connection with the payment of Mr. Munk’s salary. As a result, our actual out-of-pocket reimbursements to Trizec Canada associated with our share of Mr. Munk’s salary for 2005 which amounted to $513,597, was greater than our share of Mr. Munk’s salary. Please see footnote (5) to the Summary Compensation Table of the section titled “Compensation of Directors and Executive Officers — Executive Compensation.”
        In March 2005, Trizec Canada paid us $760,000 as reimbursement for legal expenses that we incurred in connection with a litigation matter in which we, Trizec Canada and Mr. Munk were co-plaintiffs. As of March 20, 2006, Trizec Canada owned, together with its affiliates, approximately 38.5% of our common stock and all of our outstanding special voting stock and series F convertible stock. Mr. Munk is the Chairman and Chief Executive Officer of Trizec Canada and indirectly has majority voting power with respect to the election of Trizec Canada’s board of directors and certain other matters.
        We had previously recorded a tax liability related to 1998 tax issues between us, a wholly-owned subsidiary of Trizec Canada and the United States Internal Revenue Service. During the second quarter of 2005, the wholly-owned subsidiary of Trizec Canada reached a settlement with, and made a payment to, the Internal Revenue Service with regard to the 1998 tax matters. As a result, we have determined that we have been relieved of any potential tax liability related to this matter.

STOCK PERFORMANCE GRAPH
        The graph and the accompanying table compare the cumulative total stockholders’ return on our common stock with the S&P 500 Composite Stock Index and the index of equity REITs prepared by NAREIT for the period from May 8, 2002 through December 31, 2005. Our common stock was registered under Section 12 of the Exchange Act, on February 14, 2002, began trading on the NYSE on an “as issued” basis on April 24, 2002, and began regular trading on the NYSE on May 8, 2002. Equity REITs are defined as those companies which derive more than 75% of their income from investments in real estate assets. The NAREIT Equity Index includes all tax-qualified REITs listed on the NYSE, the American Stock Exchange or the Nasdaq Stock Market. The calculations in the following graph and table assume that $100 was invested on May 8, 2002 in each of our common stock, the S&P 500 Index and the NAREIT Equity Index and also assume reinvestment of all dividends. The closing sale price of our common stock on the NYSE was $26.03 per share on March 20, 2006.
Comparison of Cumulative Total Return
Among Trizec, S&P 500 Index and NAREIT Equity Index

Company/Index	5/8/02	12/31/02	12/31/03	12/31/04	12/31/05

Trizec Properties, Inc.	100	57.10	100.42	129.28	162.59

S&P 500 Index	100	81.80	105.26	116.71	122.45

NAREIT Equity Index	100	94.99	130.26	171.40	192.24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.
        Based solely on our review of the copies of such reports received by us, and/or on written representations from certain reporting persons that Form 5 was required for the fiscal year, we believe that our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2005 except for the following: (i) three exempt transactions that should have been reported by Mr. Mulroney on Forms 4 in April 2005, October 2005 and January 2006 were filed on a Form 5 in February 2006 and (ii) four exempt transactions that should have been reported by Mr. Thomson on Forms 4 in April 2005, July 2005, October 2005 and January 2006 were filed on a Form 5 in February 2006. The exempt transactions relate to the deferral of board and committee meeting fees payable in cash that are deemed invested in our common stock pursuant to our non-employee directors deferred compensation plan. Additionally, due to an administrative oversight by the Company, Jerry Kyriazis made a late filing of his Form 3 that was required as a result of his appointment as our Chief Accounting Officer. The Form 3 was due by March 19, 2006 and was filed on March 28, 2006.
PROPOSAL 2 — APPROVAL OF THE ADOPTION OF THE
TRIZEC PROPERTIES, INC. AMENDED AND RESTATED EMPLOYEE
STOCK PURCHASE PLAN
        We adopted the Trizec Properties, Inc. Employee Stock Purchase Plan in May 2003 to provide our employees with the opportunity to purchase shares of our common stock through accumulated payroll deductions. This plan, which we refer to as the ESPP, was intended to qualify as an “employee stock purchase plan” under Section 423 of the IRC. On March 9, 2006, our board of directors approved the Amended and Restated Employee Stock Purchase Plan, or the Amended and Restated ESPP, and determined that it would be in the best interests of Trizec and our stockholders to submit the Amended and Restated ESPP to our stockholders for approval. Because we are structured as an UPREIT, the primary purpose of adopting the Amended and Restated ESPP is to make the ESPP a non-qualified plan to allow certain non-qualified employees to participate. At the same time, we are proposing certain design changes to ease administration and encourage participants to become longer-term owners of our shares. Subject to approval by our stockholders, the Amended and Restated ESPP will become effective as of July 1, 2006 and will expire December 31, 2019. The Amended and Restated ESPP does not increase the number of shares available for issuance under the ESPP.
        A copy of the Amended and Restated ESPP is attached to this proxy statement as Appendix A.
        Shares Available. A total of 2,250,000 shares of our common stock have been reserved for purchases under the Amended and Restated ESPP. As of March 20, 2006, 1,954,217 shares were available for purchase under the Amended and Restated ESPP. If our outstanding shares are affected by any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, or extraordinary dividend or if some other change in our stock occurs without our receiving consideration, the committee that administers the plan will make a proportionate adjustment in shares under the Amended and Restated ESPP.
        Administration. The Amended and Restated ESPP will be administered by a committee appointed by our board of directors. Among other powers, the committee will have discretionary authority to adopt, construe and enforce rules regarding the Amended and Restated ESPP.
        Eligibility. All our employees, and certain employees of entities in which we hold an equity interest, who customarily work at least twenty-five hours per week will become eligible to participate beginning with the first pay period following his or her date of hire. As of March 20, 2006, approximately 660 employees will be eligible to participate.

        Offering Period. During an offering period, which generally runs from January 1st to June 30th and July 1st to December 31st of each calendar year, the Amended and Restated ESPP will permit eligible employees to elect payroll deductions that will be applied to purchase our common stock if such election is made at least 10 business days prior to the commencement of an offering period. Our board of directors has the power under the Amended and Restated ESPP to change the duration of the offering periods at any time, including the beginning or end date, which would affect the purchase price of shares as indicated below. Purchases will be made on the first trading day following the last date of each offering period, or such other date(s) determined by the committee. A participant will only be permitted to make payroll deductions of up to and including $50,000 under the Amended and Restated ESPP each calendar year. The first offering period will commence on July 1, 2006 and end on December 31, 2006.
        Dividends. Dividends on stock held in a participant’s account under the Amended and Restated ESPP will be reinvested in shares of our common stock at fair market value unless the participating employee previously requested cash distributions of the dividends.
        Price of Shares. Our common stock purchased by employees under the Amended and Restated ESPP will be priced at a discount of 15% below the fair market value of our common stock on the first date of the offering period or on the date on which shares are purchased, whichever is lower. Fair market value for these purposes only means the average of the closing sale prices of our common stock for the ten trading days ending on the trading day immediately preceding the first date of the offering period or the date on which shares are purchased, as the case may be.
        Holding Period. Shares of common stock purchased under the Amended and Restated ESPP generally may not be sold, transferred or pledged during the six-month period immediately following the date on which such shares were purchased. If a participant violates this restriction, he or she will be required to pay us a dollar amount equal to the per share discount on the shares when purchased, multiplied by the number of shares sold, transferred or pledged during the holding period.
        Revocation of Election. Participating employees who revoke their elections under the Amended and Restated ESPP during a calendar year in which the plan is in effect will receive a refund of payroll deductions that have not been applied to purchase our common stock at the time of such revocation. Participating employees who cease to be employed by us will receive a refund of payroll deductions under the Amended and Restated ESPP that have not been applied to purchase our common stock at the time of such termination and any shares of common stock held on such participant’s behalf that are subject to a holding period will be released and delivered to the participant.
        Plan Expenses. We will pay all expenses incident to operation of the Amended and Restated ESPP, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases of common stock under the Amended and Restated ESPP, on dividend reinvestments and on delivery of shares to a participant. However, we will not pay expenses associated with a participant’s sale of shares acquired under the Amended and Restated ESPP.
        Adjustments. The committee may make an appropriate adjustment in the number and kind of shares reserved for purchase under the Amended and Restated ESPP and the calculation of the purchase price in the event of a recapitalization, reclassification, stock split or similar change in our common stock in order to preserve (to the extent practicable) the proportionate interest of each participant in the Amended and Restated ESPP.
        Plan Amendment or Termination. The Amended and Restated ESPP automatically terminates if our shares of common stock are no longer listed on any nationally recognized national securities exchange or automated national market quotation system. The Amended and Restated ESPP also will terminate automatically if we enter into an agreement to dispose of all or substantially all of our assets through sale, merger, reorganization, liquidation or a transaction in which we are not the surviving company. If the Amended and Restated ESPP terminates, then outstanding payroll deductions that have not been applied to the purchase of stock will be refunded to participants as soon as administratively practicable. Our board of directors also may amend or terminate the Amended and Restated ESPP at any time, except that no amendment or termination may affect options previously granted, except for adjustments in the event of certain transactions as described above. In addition, an offering period may be terminated by the board of directors at any time under the Amended and Restated ESPP if the board determines that termination of the offering period is in our best interests. Any increase in the maximum number of shares available under the Amended and Restated ESPP is subject to stockholder approval.
Federal Income Tax Consequences
        This discussion generally outlines the federal income tax consequences of participation in the Amended and Restated ESPP. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should look to his or her own tax counsel for advice regarding federal income tax treatment under the plan.
        The Amended and Restated ESPP does not qualify as an “employee stock purchase plan” under Section 423 of the IRC. Any amount withheld from a participating employee’s pay under the Amended and Restated ESPP will be taxable as ordinary income to the participating employee and must be included in gross income for federal income tax purposes in the year in which such amount otherwise actually would have been paid to the participant.
        Upon the transfer (within the meaning of Section 83 of the IRC) of shares under the plan to a participating employee at the end of an offering period, the participating employee must recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of transfer over his or her purchase price and such income will be subject to tax withholding. The ordinary income recognized is added to the participating employee’s basis in the shares. Upon the participating employee’s sale or disposition of the shares acquired under the Amended and Restated ESPP, any gain realized in excess of the basis will be taxed as capital gain, and any loss realized will be a capital loss. Whether the capital gain or loss will be long-term or short-term gain or loss will depend on how long the shares are held.
        We will be entitled, with respect to the purchase of shares under the Amended and Restated ESPP, to an income tax deduction in an amount equal to the ordinary income recognized by the participating employee in the same taxable year in which the participating employee recognizes such income.
Our Recommendation
        Our board of directors recommends that stockholders vote FOR the proposal to approve the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan.
PROPOSAL 3 — RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Independent Registered Public Accounting Firm
        The Audit Committee has re-appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and has directed that such re-appointment be submitted to our stockholders for ratification at the annual meeting. If our stockholders do not ratify the re-appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different audit firm.
        Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.
Our Recommendation
        Our board of directors recommends that stockholders vote FOR the ratification of the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

AUDIT COMMITTEE REPORT
        The primary function of the Audit Committee is to assist our board of directors in its oversight and monitoring of our financial reporting and auditing process.
        Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States, and discusses with the Audit Committee any issues it believes should be raised with the Audit Committee. The Audit Committee monitors these processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.
        Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, attended each meeting of the Audit Committee. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2005. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
        The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee considered whether the non-audit services provided, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining its independence.
        Based upon its review of the audited financial statements and the discussions noted above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Audit Committee:

Richard M. Thomson, Chairman
James J. O’Connor
Glenn J. Rufrano
Polyvios C. Vintiadis
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit and Non-Audit Fees of PricewaterhouseCoopers LLP
        Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2005 and 2004 are set forth below.

	Fiscal Year 2005	Fiscal Year 2004

Audit Fees	$1,068,150	$1,441,050
Audit-Related Fees	727,050	782,870
Tax Fees	690,592	640,475
All Other Fees	0	0

Total	$2,485,792	$2,864,395

        Audit Fees were for professional services rendered for the audit of our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 and the audit of internal control over financial reporting as of December 31, 2005 and 2004, quarterly review of the financial statements included in our quarterly reports on Form 10-Q, consents issued and review of filings with the SEC.
        Audit-Related Fees consisted of assurance and related services that are reasonably related to the performance of the audit and are not reported under “Audit Fees.” Audit-related fees consisted of employee benefit plan, escalation, joint venture, lender audits, and consultations concerning financial accounting and reporting standards. Audit fees for the fiscal year ended December 31, 2004 also included additional fees related to documentation assistance procedures related to internal control over financial reporting.
        Tax Fees consisted of services related to Federal and State tax compliance, including the preparation of tax returns and claims for refund, tax planning and tax advice, including assistance with and representation in tax audits and appeals, advice related to property acquisitions and dispositions, REIT compliance issues and requests for rulings or technical advice from tax authorities.
        The Audit Committee of the board of directors has determined that the provision of these services is compatible with the maintenance of the independence of PricewaterhouseCoopers LLP.
Pre-Approval of Audit and Non-Audit Services
        Beginning in 2003, the Audit Committee pre-approved all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. In July 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by PricewaterhouseCoopers LLP. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired, as well as other factors that the Committee may consider in evaluating whether to retain PricewaterhouseCoopers LLP, including effectiveness and efficiency of service, cost, improvement of the quality of the audit, and the relationship between fees for audit and non-audit services. The policy describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed.
        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement. The Audit Committee also pre-approves a specified list of audit-related and tax services, and annually pre-approves a spending limit for each of the listed services. These services may not extend for more than 12 months unless approved by the Audit Committee. Other permissible non-audit services in an amount less than $25,000 are pre-approved under the policy. If the fees for these services are projected to exceed $25,000, they must be specifically pre-approved by the chairman of the Audit Committee or the full Audit Committee, with written documentation submitted for purposes of the approval. Any increase in fees greater than 10% over the original approved amounts for any type of approved service must be specifically pre-approved by the chairman of the Audit Committee or the full Audit Committee, with the reason for the increase documented in writing. Any increase of less than 10% is pre-approved under the policy, and must be reported at the next Audit Committee meeting.

        The chairman of the Audit Committee has been delegated the authority to pre-approve fee increases for audit, audit-related and tax services above the amount originally approved, as well as authority to pre-approve other permissible non-audit services, in the event that the full Audit Committee is not available. The chairman must present any such approvals to the Audit Committee at its next meeting. The Audit Committee designated the Vice President, Internal Audit to monitor the performance of services by PricewaterhouseCoopers LLP and compliance with the policy. To ensure compliance with the policy, the Vice President, Internal Audit provides a detailed report to the Audit Committee on a periodic basis outlining current and planned services, all fees incurred year-to-date for services provided, and projected fees for planned services.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
        Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the 2007 annual meeting of stockholders must be received by us at our executive offices in Chicago, Illinois, on or before December 11, 2006 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. In accordance with our bylaws, for business to be properly brought before a meeting, but not included in the proxy statement pursuant to Rule 14a-8 of the Exchange Act, a stockholder must submit a proposal, including nominations for the board of directors, not earlier than January 18, 2007 and not later than March 4, 2007.

APPENDIX A
TRIZEC PROPERTIES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                1.     Purpose of Plan
                The purpose of the Plan is to provide Employees with the opportunity to purchase Common Stock of the Company, through accumulated payroll deductions.
                The Plan shall be effective as of July 1, 2006, subject to approval by the stockholders of the Company.
                2.     Definitions
                “Board” means the Board of Directors of the Company, or any committee of such Board of Directors as the Board of Directors may designate from time to time.
                “Code” means the Internal Revenue Code of 1986, as amended.
                “Committee” means a committee appointed by the Board to administer the Plan.
                “Common Stock” means the common stock of the Company.
                “Company” means Trizec Properties, Inc., a Delaware corporation, and its successors and assigns.
                “Compensation” means the sum of all compensation paid to an Employee including, without limitation, base salary, bonuses and commissions, but excluding severance pay, relocation expenses and any other reimbursements and expense allowances, awards, contest winnings, payments under any non-cash benefit programs, payments from any deferred compensation arrangement, equity incentive plan and other compensation.
                “Employee” is any employee of the Company or any Participating Entity who is eligible to receive health and welfare benefits directly or indirectly from the Company and customarily works at least twenty-five (25) hours per week.
                “Exercise Date” means the first Trading Day following the last date of each Offering Period, or such other date or dates as may be determined by the Committee from time to time, on which Options granted under the Plan shall be exercised and as of which date Common Stock shall be purchased.
                “Fair Market Value” means (i) solely for purposes of computating the Purchase Price, the trailing average of the closing sale prices of a share of Common Stock (or the closing bid prices, if no sales were reported), for the ten Trading Days ending on the last Trading Day immediately preceding the Offering Date or the Exercise Date, as the case may be, and (ii) for all other purposes, the closing sale price of a share of Common Stock (or the closing bid price, if no sale was reported) on the last Trading Day coinciding with the date of determination, as quoted on the New York Stock Exchange or such other national stock exchange or national market quotation system on which Common Stock of the Company is listed, as reported in The Wall Street Journal or such other source as the Committee deems reliable.
                “Holding Period” means the six-month period commencing on each Exercise Date during which the shares of Common Stock acquired by a Participant pursuant to the exercise of Options granted under the Plan during the applicable Offering Period may not be pledged, sold, transferred or otherwise alienated.
                “Offering” means the offering of shares of Common Stock under the Plan that occurs during each Offering Period. There is one Offering each Offering Period.

                “Offering Date” means January 1st and July 1st of each Plan Year, the first day of each Offering Period.
                “Offering Period” means the six-month period commencing on the Offering Date. No Offering Period shall begin after or extend beyond December 31, 2019, the expiration date of the Plan.
                “Option” means an option to purchase shares of Common Stock granted pursuant to the Plan.
                “Participant” means each Employee who has met the requirements of Section 4 and has elected to participate in the Plan pursuant to Section 4(c).
                “Participating Entity” means, unless otherwise determined by the Committee, any entity in which the Company holds an equity interest.
                “Plan” means this Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan, as may be amended from time to time.
                “Plan Agent” means the Company or any entity selected by the Company from time to time to perform administrative and record keeping services with respect to the Plan on behalf of the Company.
                “Plan Year” means a calendar year in which the Plan is in effect, provided, however, that the first Plan Year will commence on July 1, 2006 and end on December 31, 2006.
                “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.
                “Stock Purchase Account” means a noninterest bearing bookkeeping entry account established by the Company for each Participant, which shall record all amounts withheld from a Participant’s regular paychecks, including bonus paychecks, during any Offering Period for the purpose of purchasing shares of Common Stock pursuant to the exercise of Options granted under the Plan, reduced by all amounts applied to the purchase of Common Stock for the Participant.
                “Subscription Agreement” means a subscription and payroll deduction authorization agreement, in such form as is approved by the Company from time to time, authorizing payroll deductions during an Offering Period for the purpose of purchasing shares of Common Stock pursuant to the exercise of Options granted under the Plan.
                “Trading Day” means a day on which the New York Stock Exchange or such other national stock exchanges or national market quotation system is open for trading in shares of Common Stock.
                Unless the context requires otherwise, the use of masculine pronouns shall also refer to feminine pronouns and the use of a singular noun shall also refer to the plural. Unless otherwise stated, references to articles and sections refer to articles and sections of the Plan.
                3.     Administration
                The Plan shall be administered by the Committee who shall have the discretionary authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. Any action of the Committee with respect to the Plan shall be made in its sole discretion and shall be final, conclusive and binding on all Participants and any person claiming any rights under the Plan from or through any Participant. The Committee may delegate to officers or employees of the Company or a subsidiary of the Company or a Plan Agent the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. No member of the Committee, or any officer or employee of the Company or a subsidiary of the Company or a Plan Agent acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and shall, to the maximum extent permitted by the articles of incorporation and by-laws of the Company and applicable law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Any authority granted to the Committee hereunder may also be effected by the Board.

Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Securities Exchange Act of 1934, as amended.
                4.     Eligibility and Participation
                (a) An Employee shall become eligible to participate in the Plan beginning with the first pay period following his date of hire.
                (b) An Employee who is eligible to participate in the Plan in accordance with Section 4(a) may commence participation in the Plan on the first full Offering Period following his date of hire and may remain a Participant for each Offering Period thereafter for as long as he remains an Employee. An individual who ceases to be an Employee shall again become eligible to participate in the Plan commencing on the next full Offering Period following the date in which he once again becomes an Employee.
                (c) In order to participate in the Plan, an eligible Employee must complete and submit a Subscription Agreement at least ten (10) business days prior to the commencement of an Offering Period. Such Subscription Agreement shall be delivered to the person or persons designated by the Company from time to time. Unless otherwise determined by the Committee, at the time a Participant submits a Subscription Agreement, the Participant shall elect the whole dollar amount or whole percentage of Compensation to be deducted from such Participant’s paychecks during the Plan Year for the purchase of shares of Common Stock pursuant to exercises of Options granted under the Plan. A Participant may amend a Subscription Agreement to increase or decrease the amount or whole percentage of Compensation to be deducted from each paycheck up to four (4) times during each Plan Year by submitting a subsequent Subscription Agreement to the Company and any such amendment shall take effect as soon as administratively practicable but not later than thirty (30) calendar days following the submission of the subsequent Subscription Agreement. Any modifications will not affect prior payroll deductions made during the Plan Year.
                (d) All payroll deductions made for a Participant shall be credited to the Participant’s Stock Purchase Account as soon as administratively practicable following the relevant pay date. A Participant may not make any additional payments into his Stock Purchase Account.
                (e) Once an Employee becomes a Participant, participation in the Plan shall continue in all future Offering Periods unless or until the Participant revokes his election, otherwise withdraws from the Plan or ceases to be an Employee.
                (f) At any time during a Plan Year, a Participant may revoke the election under his Subscription Agreement by filing a notice of revocation with the Company in the form approved by the Committee. Upon revocation of a Subscription Agreement, any balance in the Participant’s Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable, provided that the Company has received the Participant’s notice of revocation at least ten (10) business days prior to the Exercise Date. Thereafter, the Participant shall cease to participate in the Offering. Following revocation, a Participant may participate in future Offerings by completing and submitting a Subscription Agreement prior to the commencement of the next full Offering Period in accordance with Section 4(c).
                (g) If a Participant ceases to be an Employee for any reason, including, without limitation, termination of employment, resignation, death, disability or retirement, participation in the Plan shall cease and the entire amount, if any, in the Participant’s Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable. In addition, any shares of Common Stock held on such Participant’s behalf that are otherwise subject to the Holding Period shall be released and delivered to the Participant and the Holding Period shall be deemed satisfied in full.
                (h) Any provision of the Plan to the contrary notwithstanding, a Participant may not make payroll deductions in an aggregate amount in excess of Fifty Thousand Dollars ($50,000) in any full Plan Year for the purchase of shares of Common Stock pursuant to exercises of Options granted under the Plan. This limitation will be ratably reduced for partial Plan Years including the first Plan Year which will commence on July 1, 2006 and end on December 31, 2006. In order to satisfy the foregoing limitations, the Committee shall have the right to decrease or suspend a Participant’s payroll deductions, not apply all or any portion of a

Participant’s Stock Purchase Account toward the purchase of shares of Common Stock, and repurchase shares of Common Stock previously purchased by a Participant at the Purchase Price paid by the Participant.
                5.     Offering Periods, Grants of Options and Purchases of Shares
               (a) The Plan shall be implemented by successive Offering Periods commencing on July 1, 2006 and continuing thereafter until terminated. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled commencement of the first Offering Period to be affected thereafter.
               (b) On the Offering Date of each Offering Period, each Employee participating in the Offering shall be granted an Option to purchase on the Exercise Date up to the number of shares of Common Stock determined by dividing the Participant’s payroll deductions accumulated prior to the Exercise Date (subject to the limitations of Section 4(h)) and held in the Participant’s Stock Purchase Account as of the Exercise Date by the applicable Purchase Price rounded down to the nearest whole number of shares. The Option shall expire on the last day of the Offering Period.
               (c) Unless a Participant revokes his election for an Offering as provided in Section 4(f), the Participant’s Option shall be exercised automatically on the Exercise Date for each Offering Period, and the maximum number of whole shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s Stock Purchase Account (subject to the limitations of Section 4(h)). Any funds remaining in a Participant’s Stock Purchase Account after the Exercise Date shall (i) be held and applied to the Exercise Date for any subsequent Offering Period in which the Participant is participating or (ii) if the Participant’s participation in the Plan has ceased with respect to future Offering Periods, be refunded to the Participant. The actual number of shares of Common Stock purchased by a Participant may be reduced in accordance with the terms and conditions of the Plan, including the limitations under Sections 4(h) and 5(d).
               (d) Any provision of this Section 5 to the contrary notwithstanding, the maximum number of shares of Common Stock that shall be available for purchase under the Plan shall be 2,250,000 shares of Common Stock. If the total number of shares of Common Stock to be purchased during an Offering Period exceeds the number of shares of Common Stock then available under the Plan, then the Company will make a pro rata allocation of the shares available among the Participants in accordance with the amount elected pursuant to Section 4(c).
                6.     Delivery of Common Stock
               (a) Shares of Common Stock purchased by a Participant shall, for all purposes, be issued as of the Exercise Date. Prior to that time, the Participant shall have no rights or privileges of a stockholder of the Company with respect to such shares of Common Stock. Notwithstanding any other provision of this Plan to the contrary, the shares of Common Stock purchased pursuant to the exercise of Options granted under the Plan may not be transferred, sold, pledged or otherwise alienated by a Participant during the applicable Holding Period. If a Participant violates the foregoing restriction, he shall remit to the Company an amount of cash equal to the following:

(i) the difference between the Fair Market Value of the shares of Common Stock on the relevant Exercise Date and the Purchase Price paid by the Participant for such shares; multiplied by

(ii) the number of shares of Common Stock transferred, sold, pledged or otherwise alienated by the Participant during the Holding Period.
The amount to be remitted for purposes of the foregoing shall be computed by the Committee, in its sole discretion.
               (b) The Participant’s shares of Common Stock may be held by the Plan Agent in nominee name for the account of the Participant and the shares of Common Stock may be commingled with other shares held in the Plan Agent’s custody in a single account or stock certificate. The Company may arrange for an account to be established for each Participant at a third-party brokerage firm to be designated from time to time by the Committee. As soon as administratively practicable after the last day of each Holding Period, the Company shall, at its sole discretion, either (i) arrange for the shares of Common Stock purchased to be credited to the Participant’s brokerage account in book-entry form or delivered to the Plan Agent, or (ii) maintain a record of the Participant’s shares of Common Stock issued under the Plan in book-entry form on the records of the Company; provided, however, that if requested by the Participant, the Company shall arrange for the delivery to the Participant, as appropriate, of a certificate representing the shares of Common Stock purchased upon exercise of the Participant’s Option hereunder to the extent that the Holding Period has been satisfied. If shares of Common Stock are credited to a brokerage account or book-entry account on the records of the Company, or delivered to the Plan Agent, the Participant may at any time thereafter request delivery of one or more stock certificates representing such shares. Upon delivery, the certificates shall be registered in the name of the Participant. The Company shall pay the cost associated with the establishment of any brokerage accounts and shall pay all brokerage fees and commissions associated with the initial deposit into an account of shares purchased pursuant to the Plan and with the withdrawal of stock certificates from the account.
               (c) In the event that dividends are declared and paid by the Company, all dividends paid with respect to shares of Common Stock held in the custody of the Company or the Plan Agent shall be subject to reinvestment in Common Stock, unless a Participant has previously requested that dividends be paid directly to him.
               (d) Statements of account will be provided to Participants at least annually, and shall include the number of shares of Common Stock held in custody by the Plan Agent or the Company at the beginning and at the end of the applicable statement period, the number of shares of Common Stock delivered to the Participant brokerage account pursuant to Section 6(b) during the applicable statement period, the Purchase Price for shares of Common Stock, dividends credited during the applicable statement period, and the number of shares of Common Stock purchased during the applicable statement period.
                7.     Adjustments
               (a) Subject to any required action by the Company or its stockholders, and subject to the provisions of applicable law, if, during an Offering Period, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security, or are otherwise affected by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, extraordinary dividend, or other distribution payable in capital stock, or some other change in such shares of Common Stock occurs without the Company’s receiving consideration, the Committee shall make a proportionate and appropriate adjustment in the number and kind of securities that may be purchased under Section 5, and the kind of shares reserved for purchase, and the calculation of the Purchase Price, such that the proportionate interest of each Participant immediately following such event will, to the extent practicable, be the same as immediately before such event.
               (b) The Plan shall immediately terminate:

(i)	if the shares of Common Stock cease for any reason to be listed on any nationally recognized national securities exchange or automated national market quotation system; or

(ii)	if the Company enters into an agreement to dispose of all or substantially all of the assets of the Company through sale, merger, reorganization, liquidation or such transaction that the Company is not the surviving corporation.
               Upon the termination of the Plan, the balance then held in each Participant’s Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable.
                8.     Conditions Upon Issuance of Shares
               Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, any state “Blue Sky” laws, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, any requirement under any listing agreement between the Company and any national securities exchange or automated national quotation system or any other law, regulation or contractual obligation of the Company, until the Company is satisfied that such laws, regulations and other obligations have been fully satisfied. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law or obligations. Certificates representing shares of Common Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. Notwithstanding the foregoing, the Committee may adopt additional terms and conditions to the extent required to comply with local laws and regulations.
                9.     Nonalienation
               The right to payroll deductions and to purchase shares of Common Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Any attempt at such assignment, transfer, pledge or other disposition shall be void, except that the Company may treat such act as a revocation in accordance with Section 4(f). Notwithstanding the foregoing, upon a Participant’s death, the Company shall deliver to the Participant’s designated beneficiary or beneficiaries any amounts held in the Participant’s Stock Purchase Account as of the date of the Participant’s death.
                10.    Taxes
               As a condition to purchasing shares of Common Stock hereunder, the Company may require any Participant to remit, through payroll withholding, withholding of shares, cash payment or otherwise, any federal, state, city or other taxes that it determines it is so obligated to withhold with respect to the purchase of shares of Common Stock.
                11.    No Employment Rights
               Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Employee the right to be retained in the employ or service of the Company or any Participating Entity, (ii) interfering in any way with the right of the Company or any Participating Entity to terminate or otherwise modify any Employee’s employment at any time or (iii) creating any right for the benefit of any Employee.
                12.    Amendment or Termination
               (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 7, no such amendment or termination shall affect Options previously granted under the Plan; provided, however, that an Offering Period may be terminated by the Board at any time if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 7 and this Section 12, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with applicable laws, rules and regulations, the Company shall obtain stockholder approval of any amendments and terminations in such a manner and to such a degree as required. Anything to the contrary herein notwithstanding, any amendment to increase the maximum number of shares of Common Stock available for purchase under the Plan as set forth in Section 5(d) shall be effective only upon stockholder approval.
               (b) Anything in the Plan to the contrary notwithstanding, without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be authorized to change the Offering Periods, limit the frequency or number (or both) of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or Committee) determines in its sole discretion advisable which are consistent with the Plan.
               (c) Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Subscription Agreement without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions, or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.
                13.    Use of Funds
               All payroll deductions received or held by the Company under the Plan shall be assets of the Company and may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions. No interest shall accrue or be paid on amounts held in a Participant’s Stock Purchase Account.
                14.    Nonexclusivity of the Plan
               Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock Options or purchase rights otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
                15.    Expenses of the Plan
               The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan, on dividend reinvestments and on delivery of shares of Common Stock to a Participant or into his or her book entry account with the Plan Agent. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares of Common Stock by the Plan Agent at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of the sale prior to remittance.
                16.    Notices
               All elections, designations, requests, notices, instructions and other communications from a Participant to the Board, Plan Agent or the Company required or permitted under the Plan shall be in Company-specified form, and, if required to be in writing, shall be mailed by first-class mail or delivered to such Company-specified location and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.
                17.    Governing Law
               The Plan shall be governed by the laws of the State of Delaware (determined without regard to the choice of law provisions thereof). Each Participant shall, by participating in the Plan, consent to the jurisdiction and venue of the federal and state courts located in Chicago, Illinois.

Revocable Proxy	COMMON STOCK
Trizec Properties, Inc.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby appoints Timothy H. Callahan and Michael C. Colleran, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Trizec Properties, Inc. (“Trizec”) that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of Trizec, to be held at The Ritz Carlton, 160 East Pearson Street, The Versailles Suite, Chicago, Illinois 60611, on Thursday, May 18, 2006 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below.
     At the present time, the board of directors knows of no other business to be presented at the 2006 Annual Meeting.
     The undersigned hereby acknowledges receipt of the Notice of the 2006 Annual Meeting of Stockholders and the accompanying proxy statement.
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, the Proxy will be voted FOR the election of the eight director nominees, FOR the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan, FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as Trizec’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and otherwise in the discretion of the proxy holders.
IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù
You can now access your Trizec Properties, Inc. account online.
Access your Trizec Properties, Inc. stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Trizec Properties, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS.

1.	Elect as directors the eight nominees listed below to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.
	01	Peter Munk,
	02	Timothy Callahan,
	03	L. Jay Cross,	FOR	WITHHOLD
	04	Brian Mulroney,	all nominees listed	AUTHORITY
	05	James O’Connor,	(except as marked	to vote for all
	06	Glenn Rufrano,	to the contrary)	nominees listed
	07	Richard Thomson, and
	08	Polyvios Vintiadis

		FOR	AGAINST	ABSTAIN
2.	Approve the adoption of the Trizec Properties, Inc. Amended and Restated Employee Stock Purchase Plan.
		FOR	AGAINST	ABSTAIN
3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as Trizec’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.		YES	NO
The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.
DO YOU PLAN TO ATTEND THE MEETING?

Signature	Signature	Date	,2006

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Ù FOLD AND DETACH HERE Ù
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/trz		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

An electronic copy of the 2005 Trizec Properties, Inc. Annual Report is available at http://investors.trz.com in the section labeled “Financial Reports”
An electronic copy of the 2006 Trizec Properties, Inc. Proxy Statement is available at http://investors.trz.com in the section labeled “SEC Filings”

Revocable Proxy	SPECIAL VOTING STOCK
Trizec Properties, Inc.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby appoints Timothy H. Callahan and Michael C. Colleran, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of special voting stock of Trizec Properties, Inc. (“Trizec”) that the undersigned is entitled to vote with respect to the election of directors at the 2006 Annual Meeting of Stockholders of Trizec to be held at The Ritz Carlton, 160 East Pearson Street, The Versailles Suite, Chicago, Illinois, on Thursday, May 18, 2006, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below. The election of Trizec’s directors at the Annual Meeting is the sole matter on which the undersigned is entitled to vote as the holder of the special voting stock of Trizec.
     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying proxy statement.
IMPORANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE
(CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

(CONTINUED FROM THE FRONT SIDE)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES.

1.	Elect as directors the eight nominees listed below to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.
01 Peter Munk,
02 Timothy Callahan,
03 L. Jay Cross,
04 Brian Mulroney,
05 James O’Connor,
06 Glenn Rufrano,
07 Richard Thomson, and
08 Polyvios Vintiadis
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted “FOR” the election of the eight director nominees.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE
The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

☐	FOR all nominees listed above (except as marked to the contrary).
☐	WITHHOLD AUTHORITY to vote for all nominees listed above.
DO YOU PLAN TO ATTEND THE ANNUAL MEETING?
☐ YES                      ☐ NO

Signature	Signature	Date	, 2006

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.